EXHIBIT 99.2


THIS IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION OF THE PLAN. ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE COURT. THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT.


                       UNITED STATES BANKRUPTCY COURT
                            DISTRICT OF DELAWARE

- - - - - - - - - - - - - - - - - -x
In re                              :  Jointly Administered
                                   :  Chapter 11 Case
MID-AMERICAN WASTE SYSTEMS,        :  Nos. 97-104 (PJW) through 97-108 (PJW)
INC., et al.                       :  and 97-110 (PJW) through 97-135 (PJW)
                                   :
                      Debtors.     :
- - - - - - - - - - - - - - - - - -x


                  DISCLOSURE STATEMENT WITH RESPECT TO
               JOINT LIQUIDATING PLAN OF REORGANIZATION OF
            MID-AMERICAN WASTE SYSTEMS, INC. AND SUBSIDIARIES


                                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                    Alesia Ranney-Marinelli
                                    Lawrence V. Gelber
                                    919 Third Avenue
                                    New York, New York 10022-3897
                                    (212) 735-3000

                                              -and-

                                    Anthony W. Clark
                                    P.O. Box 636
                                    One Rodney Square
                                    Wilmington, Delaware 19899-0636
                                    (302) 651-3000

                                    Attorneys for Mid-American
                                      Waste Systems, Inc., et al.,
                                    Debtors-in-Possession

Dated: Wilmington, Delaware
       June 20, 1997




                             EXECUTIVE SUMMARY

      Mid-American Waste Systems, Inc. ("MAWS") and its 30 subsidiaries listed on Exhibit E to the Plan (the "Subsidiaries", and together with MAWS, the "Debtors") filed petitions for relief under Chapter 11 of the United States Bankruptcy Code on January 21, 1997. On June 20, 1997, the Debtors filed a joint liquidating plan of reorganization (the "Plan"), which sets forth how Claims against and Interests in the Debtors will be treated. This Disclosure Statement describes certain aspects of the Plan, the Debtors' former operations, significant events occurring in the Debtors' Chapter 11 cases and related matters. This Executive Summary is intended solely as a summary of the distribution provisions of the Plan and certain matters related to the Debtors' former business. FOR A COMPLETE UNDERSTANDING OF THE PLAN, YOU SHOULD READ THE DISCLOSURE STATEMENT, THE PLAN, AND THE EXHIBITS AND SCHEDULES THERETO IN THEIR ENTIRETY. Capitalized terms used in this Executive Summary and not otherwise defined herein have the meanings ascribed to them in the Disclosure Statement and the Plan.

A.    SUMMARY OF THE PLAN

      The Plan provides for the liquidation of the Debtors' remaining assets and the distribution of the proceeds, together with the net proceeds of the asset sale to USA Waste, to creditors in order of their relative priority of distribution under the Bankruptcy Code. Holders of Equity Securities Claims; Debt Securities Claims; Fines, Penalties, and Punitive Damages Claims; and Intercompany Claims will receive nothing under the Plan. All Equity Securities will be cancelled and holders of Equity Securities Interests will neither receive nor retain any property under the Plan. The Plan contemplates and is predicated upon entry of an order substantively consolidating the Debtors' Chapter 11 Cases and Estates. Absent substantive consolidation, the Plan cannot be confirmed or consummated. The Plan further contemplates that upon consummation, the Subsidiaries will be merged with and into MAWS, which shall remain in existence for the limited purpose of implementing the Plan and making distributions to creditors as provided in the Plan. A Plan Administrator selected by the Creditors' Committee and approved by the Bankruptcy Court will hold title to the sole share of common stock to be issued by Reorganized MAWS and will serve as the sole officer and sole director of Reorganized MAWS. The Plan Administrator will be responsible for implementing and administering the Plan in accordance with the Plan, the terms of the Plan Administrator Agreement and applicable law.

      Under the Plan, Claims against and Interests in the Debtors are divided into Classes. Certain unclassified Claims, including Administrative Claims and Priority Tax Claims, will receive payment in full in Cash once their Claims become Allowed Claims. (An "Allowed Claim" is one which (i) is non-contingent and liquidated in amount, (ii) either is undisputed by the Debtors and Reorganized MAWS or has been finally resolved by settlement or court order, and (iii) which is evidenced by either a timely proof of claim or inclusion in the Debtors' schedules.) All other Claims and all Interests are divided into 9 classes and will receive the distributions and recoveries (if any) described in the table below.

      The table summarizes the classification and treatment under the Plan of the principal pre-petition Claims against and Interests in the Debtors. The classification and treatment for all Classes are described in more detail in Section IV.B of this Disclosure Statement entitled "Summary of the Plan -- Certain Matters Regarding Classification and Treatment of Claims and Interests." This summary is qualified in its entirety by reference to the provisions of the Plan, a copy of which is attached hereto as Exhibit A, and the balance of this Disclosure Statement.

      The amounts listed in this summary under the heading "Estimated Allowed Amount" are based on the Debtors' books and records as of the date of this Disclosure Statement and proofs of claim filed against the Debtors as of June 4, 1997. There can be no assurance that these estimates are correct, and actual Allowed Amounts may be significantly different from the estimates below. The amounts listed under the heading "Estimated Recovery" are based on the Estimated Allowed Amounts, as estimated by the accountants for the Debtors and the financial advisors for Creditors' Committee, and anticipated amounts of Cash available for distribution. These amounts are not precise. The Debtors and their accountants caution you that the actual recoveries by the Debtors' creditors, particularly creditors holding Class 4 Unsecured Claims in Groups 4-B and 4-C, may vary materially from the estimates below.

      The actual recoveries under the Plan by the Debtors' creditors will be dependent upon a variety of factors, including, but not limited to, whether, and in what amount, contingent claims against the Debtors become non-contingent and fixed; whether, and to what extent, Disputed Claims are resolved in favor of the Debtors rather than the claimants; whether Litigation Claims generally are resolved in favor of the Debtors or the plaintiffs; and numerous other factors related to the ultimate disposition of the disputed, contingent, and unliquidated claims that have been or may be asserted against the Debtors. Further, as of the date of this Disclosure Statement, the Debtors do not have complete information to use in trying to determine with any degree of certainty the actual recoveries that creditors should expect to receive under the Plan. For example, under the Bankruptcy Code, governmental units are given 180 days from the date of entry of the order for relief (in these Chapter 11 Cases, until July 21, 1997) to file proofs of claim. While the Debtors have no reason to expect that any extraordinary Priority Tax Claims, environmental Claims, or other Claims will be asserted against them by governmental units, there can be no assurances as to the aggregate amount of Claims that will be asserted by governmental units until the governmental unit Claims bar date has passed. Thus, it is possible that creditors' actual recoveries could be significantly and adversely affected by the assertion and allowance of such Claims.

CLASS DESCRIPTION          TREATMENT UNDER THE PLAN
-----------------          ------------------------
Class 1 -- Other           O   UNIMPAIRED
Priority Claims
(if any)

Estimated Allowed          O   A holder of an Allowed Class 1 Other Priority
Amount:  $575,000              Claim shall receive (i) Cash equal to the
                               amount of such Allowed Class 1 Other
                               Priority Claim or (ii) such other treatment as to which the Debtors or Reorganized MAWS and such holder shall have agreed upon in writing.

                           O   Estimated Recovery: 100%.

Class 2 -- Convenience     O   UNIMPAIRED
Claims

Estimated Allowed          O   A holder of an Allowed Class 2 Convenience
Amount: Unknown --             Claim shall receive Cash equal to the amount
will depend upon               of such Allowed Class 2 Convenience Claim
elections made by              (which cannot exceed $2,000.00).
creditors
                           O   Estimated Recovery: 100%.

Class 3 -- Secured         O   IMPAIRED
Claims

Estimated Allowed          O   A holder of an Allowed Class 3 Secured Claim,
Amount: $10,400,000            including a holder entitled to make, and
                               making, the Secured Claim Election, shall either (i) receive Cash equal to the amount of such Allowed Secured Claim (if such holder does not make or is not entitled to make the Secured Claim Election), (ii) the
                               Secured Claim Election Amount (if such
                               holder is entitled to make and does make the Secured Claim Election), or (iii) such other treatment as specified in the Plan or as to which the Debtors or Reorganized MAWS and such holder shall have agreed upon in writing. To determine their treatment under the Plan and their entitlement to make the Secured Claim Election, holders of Class 3
                               Secured Claims should consult Section IV.B of the Disclosure Statement entitled
                               "Summary of Plan -- Certain Matters
                               Regarding Classification and Treatment of
                               Claims and Interests."

                           O   Estimated Recovery: 100%.

Class 4 -- Unsecured       O   IMPAIRED
Claims

Estimated Allowed          O   A holder of an Allowed Class 4 Unsecured
Amount:                        Claim shall receive its Pro Rata share of the
Group 4-A: $ 69,000,000        Initial and Periodic Distribution Amounts
Group 4-B: $208,000,000        Applicable to the Class 4 Group in which such
Group 4-C: $ 37,500,000        holder's Allowed Class 4 Unsecured Claim is
                               classified. Class 4 is divided into three
                               Groups, all of which contain only Unsecured
                               Claims, in order to give effect to a
                               settlement of certain disputes and claims which holders of Group 4-A Claims have against holders of Group 4-B Claims. The
                               Plan reallocates distributions from Group
                               4-B to Group 4-A as part of that settlement.

                           O   Estimated Recovery:  (by Group)

                           Group 4-A (Senior Note Claims and
                           L/C Bank Non-Contingent Claims ): 100%

                                   Series A Notes - $31,210,000 (111% of
                                   the principal amount outstanding as of
                                   the Petition Date) plus per diem
                                   interest on any unpaid balance of such
                                   amount, from and after August 30, 1997
                                   through the date of payment in full, at
                                   the default rate of interest set forth
                                   in the Senior Note Agreement.

                                   Series B Notes - $44,680,000 (113% of
                                   the principal amount outstanding as of
                                   the Petition Date) plus per diem
                                   interest on any unpaid balance of such
                                   amount, from and after August 30, 1997
                                   through the date of payment in full, at
                                   the default rate of interest set forth
                                   in the Senior Note Agreement.

                                   L/C Bank Non-Contingent Claims - 100% of the aggregate amount of all Letters of Credit that have been drawn on (to the extent of the draws) on or before the Consummation Date plus accrued interest on such amounts through the Distribution Date and the contractual non-default rate.

                           Group 4-B (Subordinated Note Claims):  32-42%

                           Group 4-C (General Unsecured Claims):  52-60%

Class 5 -- L/C Bank        O   IMPAIRED
Contingent Claims
                           0   A holder of a Class 5 L/C Bank Contingent
Estimated Allowed              Claim shall receive Cash from the L/C Bank
Amount: Unknown --             Contingent Claims Reserve in an amount equal
will depend upon draw          to that portion of the L/C Bank Contingent
downs of outstanding           Claim that has become non-contingent,
Letters of Credit              liquidated, and undisputed after the
                               Consummation Date, as set forth in the Plan
                               Administrator Agreement.

                           O   Estimated Recovery: 100%

Class 6 -- Fines,          O   IMPAIRED
Penalties, and
Punitive Damages Claims    O   A holder of a Class 6 Fines, Penalties and
                               Punitive Damages Claim shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Claim.

                           O   Estimated Recovery: 0%

Class 7 -- Securities      O   IMPAIRED
Claims
(Debt Securities           O   A holder of a Class 7 Debt Securities Claim
Claims and Equity              or Equity Securities Claim shall not be
Securities Claims)             entitled to, and shall not, receive or
                               retain any property or interest in property on account of such Claim.

                           O   Estimated Recovery:
                                                Debt Securities Claims: 0%.
                                                Equity Securities Claims: 0%

Class 8 -- Intercompany    O   IMPAIRED
Claims

                           O A holder of a Class 8 Intercompany Claim shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Claim. These claims will be eliminated when the Debtors' Estates are substantively consolidated.

                           O   Estimated Recovery: 0%.

Class 9 -- Equity          O   IMPAIRED
Securities Interests
                           O   A holder of a Class 9 Equity Securities
                               Interest shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Interest.

                           O   Estimated Recovery: 0%.

      On March 7, 1997, the Bankruptcy Court granted the Debtors' motion, dated January 21, 1997, for approval of, inter alia, the sale to USA Waste Services, Inc. and its acquisition subsidiaries of substantially all of the Debtors' assets and the assumption by USA Waste of certain of the Debtors' contracts, trade claims, environmental and other liabilities pursuant to sections 105(a), 363(b), and 365 of the Bankruptcy Code. The sale, assumption and assignment were deemed for all purposes to have closed at 12:01 a.m. on April 1, 1997. The Debtors will use the net proceeds of approximately $__________ from the USA Waste sale, their existing Cash balances and deposits, and Cash derived from the liquidation of their remaining non-Cash assets to fund the cash payments required by the Plan.

      After careful review of the estimated recoveries in a Chapter 11 liquidation scenario and a Chapter 7 liquidation scenario, the Debtors have concluded that the recovery to creditors will be maximized by completing the liquidation of the Debtors under Chapter 11 of the Bankruptcy Code and making distributions pursuant to the Plan. The Debtors believe that their Estates have value that would not be fully realized by creditors in a Chapter 7 liquidation primarily due to (i) the difficulties a Chapter 7 trustee would encounter in (a) collecting certain accounts receivable and cash balances previously deposited by the Debtors with various municipalities, governmental authorities and bonding companies and (b) resolving disputed, contingent and unliquidated claims, (ii) the additional administrative expenses that would be incurred in a Chapter 7 liquidation, and (iii) the significant delay in distributions that would occur if the Debtors' Chapter 11 Cases were converted to cases under Chapter 7. According to the liquidation analysis prepared by the Debtors and their accountants, the Debtors' Estates are worth more to their creditors (particularly to those in Class 4-B) if the Debtors' liquidation is completed, and distributions are made, under Chapter 11 pursuant to the Plan.

                                 DISCLAIMER

      ALL CREDITORS AND INTEREST HOLDERS ARE ADVISED AND ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY. PLAN SUMMARIES AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT, INCLUDING THE PRECEDING EXECUTIVE SUMMARY, ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN, THE EXHIBITS ANNEXED TO THE PLAN, AND THIS DISCLOSURE STATEMENT AS A WHOLE. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE ONLY AS OF THE DATE HEREOF, AND THERE CAN BE NO ASSURANCE THAT THE STATEMENTS CONTAINED HEREIN WILL BE CORRECT AT ANY TIME AFTER THE DATE HEREOF.

      THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH
SECTION 1125 OF THE BANKRUPTCY CODE AND RULE 3016(c) OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE AND NOT IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS. THIS DISCLOSURE STATEMENT HAS NEITHER BEEN APPROVED NOR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN. THIS DISCLOSURE STATEMENT WAS PREPARED TO PROVIDE HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS WITH "ADEQUATE INFORMATION" (AS DEFINED IN THE BANKRUPTCY CODE) SO THAT THEY CAN MAKE AN INFORMED JUDGMENT ABOUT THE PLAN. PERSONS OR ENTITIES TRADING IN, OR OTHERWISE PURCHASING, SELLING, OR TRANSFERRING, SECURITIES OF THE DEBTORS SHOULD NOT RELY UPON THIS DISCLOSURE STATEMENT FOR SUCH PURPOSES AND SHOULD EVALUATE THIS DISCLOSURE STATEMENT AND THE PLAN IN LIGHT OF THE PURPOSE FOR WHICH THEY WERE PREPARED.

      AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS, AND OTHER ACTIONS OR THREATENED ACTIONS, THIS DISCLOSURE STATEMENT SHALL NOT CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, STIPULATION, OR WAIVER, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS.

      THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS INCLUDED HEREIN FOR PURPOSES OF SOLICITING ACCEPTANCES OF THE PLAN AND MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO MAKE A JUDGMENT WITH RESPECT TO, AND DETERMINE HOW TO VOTE ON, THE PLAN.

      THE DISCLOSURE STATEMENT SHALL NOT BE ADMISSIBLE IN ANY NONBANKRUPTCY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY, NOR SHALL IT BE CONSTRUED TO BE CONCLUSIVE ADVICE ON THE TAX, SECURITIES, OR OTHER LEGAL EFFECTS OF THE LIQUIDATION OR PLAN AS TO HOLDERS OF CLAIMS AGAINST, OR INTERESTS IN, THE DEBTORS.


                             TABLE OF CONTENTS

                                                                        Page

I.    INTRODUCTION......................................................  1
      A.  Definitions...................................................  1
      B.  Notice To Holders Of Claims And Interests.....................  1
      C.  Solicitation Package..........................................  2
      D.  Voting Procedures, Ballots, And Voting Deadline (For
            Holders Of Claims In Classes 3, 4, And 5)...................  2
      E.  Confirmation Hearing And Deadline For Objections To
            Confirmation................................................  3

II.   CERTAIN EVENTS LEADING TO THE COMMENCEMENT
      OF THE DEBTORS' CHAPTER 11 CASES..................................  4
      A.  Origin and Growth of MAWS.....................................  4
      B.  Capital Structure of the Debtors..............................  5
          1.  Financing Prior to Initial Public Offering................  5
          2.  Public Offerings of Equity................................  5
          3.  Senior Notes..............................................  5
          4.  Revenue Bonds.............................................  5
          5.  May 1994 Debt Refinancing--New Credit Facility and
                Subordinated Notes......................................  6
      C.  Extraordinary Charges and Defaults Incurred in 1995...........  6
      D.  Management Change and Decision to Restructure - 1995
            Proxy Contest...............................................  7
      E.  1996 Operations...............................................  7
      F.  Bonding Obligations...........................................  7
      G.  Determination to Sell the Assets and the Business.............  8
      H.  Marketing Efforts Leading to the Asset Sale...................  8

III.  THE CHAPTER 11 CASES..............................................  8
      A.  Parties In Interest; Advisors.................................  9
          1.  Advisors to the Debtors...................................  9
          2.  The Creditors' Committee And Its Advisors.................  9
      B.  Asset Sale....................................................  9
      C.  Significant Court Orders...................................... 10

IV.   SUMMARY OF THE PLAN............................................... 11
      A.  Overall Structure Of The Plan................................. 12
      B.  Certain Matters Regarding Classification and Treatment
          of Claims and Interests....................................... 12
          1.  Unclassified Claims....................................... 12
          2.  Unimpaired Classes Of Claims ............................. 13
          3.  Impaired Classes of Claims................................ 13
          4.  Impaired Class of Interests............................... 25
      C.  Means for Implementation of the Plan.......................... 26
          1.  Substantive Consolidation................................. 26
          2.  Merger Of Subsidiaries Into MAWS.......................... 29
          3.  The Plan Administrator.................................... 29
          4.  Creditors' Committee And Plan Committee................... 30
          5.  No Revesting Of Assets.................................... 31
          6.  Distributions............................................. 31
          7.  Resolution of Disputed, Contingent, and Unliquidated
                Claims.................................................. 32
          8.  Miscellaneous............................................. 34
      D.  Bar Dates For Certain Claims.................................. 38
          1.  Administrative Claims..................................... 38
          2.  Professional Fee Claims; Substantial Contribution
                Claims.................................................. 38
      E.  Modifications and Amendments.................................. 38
      F.  Retention of Jurisdiction..................................... 39

V.    CONFIRMATION OF THE PLAN.......................................... 39
      A.  Voting Requirements........................................... 39
      B.  Confirmation without Acceptance of All Impaired Classes
            "Cramdown".................................................. 40
      C.  Best Interests Test........................................... 41
      D.  Chapter 7 Liquidation Analysis................................ 41
          1.  Assumptions............................................... 42
          2.  Distributions; Absolute Priority.......................... 43
          3.  Conclusion................................................ 43
      E.  Conditions To Confirmation.................................... 43
      F.  Conditions To Consummation Date............................... 44
      G.  Waiver Of Conditions.......................................... 44
      H.  Alternatives if the Plan is Not Consummated................... 44

VI.   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS......................... 44
      A.  Federal Income Tax Consequences to the Debtors................ 45
          1.  Asset Dispositions........................................ 45
          2.  Cancellation of Indebtedness Income....................... 45
          3.  Utilization of NOLs....................................... 46
          4.  Alternative Minimum Tax................................... 46
      B.  Federal Income Tax Consequences to Holders of Claims.......... 46
      C.  Information Reporting and Backup Withholding.................. 47

VII.  VOTING REQUIREMENTS............................................... 47
      A.  Special Note For Holder of Securities......................... 47
          1.  Beneficial Owners......................................... 47
          2.  Brokerage Firm, Banks, And Other Nominees................. 48
      B.  Fiduciaries And Other Representatives......................... 48
      C.  Parties In Interest Entitled To Vote.......................... 49
      D.  Classes Impaired Under The Plan............................... 49

VIII. ADDITIONAL INFORMATION............................................ 49

IX.   CONFIRMATION HEARING; OBJECTIONS TO
      CONFIRMATION; RECOMMENDATION ..................................... 50
      A.  Hearing On And Objections To Confirmation..................... 50
          1.  Confirmation Hearing...................................... 50
          2.  Date Set For Filing Objections To Confirmation............ 50
      B.  Recommendation................................................ 51



                              I. INTRODUCTION

      Mid-American Waste Systems, Inc. ("MAWS") and its 30 subsidiaries listed on Exhibit E to the Plan (the "Subsidiaries" and, together with MAWS, the "Debtors") hereby transmit this disclosure statement (the "Disclosure Statement") pursuant to section 1125 of the United States Bankruptcy Code (the "Bankruptcy Code"), for use in the solicitation of votes on their joint liquidating plan of reorganization, filed with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") on June 20, 1997 (the "Plan"). A copy of the Plan is annexed to this Disclosure Statement as Exhibit A.

      This Disclosure Statement sets forth certain information regarding the Debtors' pre-petition history and significant events that have occurred during the Debtors' Chapter 11 Cases. This Disclosure Statement also describes the Plan, alternatives to the Plan, effects of confirmation of the Plan, and the manner in which distributions will be made under the Plan. In addition, this Disclosure Statement discusses the confirmation process and the voting procedures that holders of Claims in impaired Classes must follow for their votes to be counted.

      FOR A DESCRIPTION OF THE PLAN AS IT RELATES TO HOLDERS OF CLAIMS AGAINST THE DEBTORS, PLEASE SEE SECTION IV - "SUMMARY OF THE PLAN."

      THIS DISCLOSURE STATEMENT CONTAINS SUMMARIES OF CERTAIN PROVISIONS OF THE PLAN, STATUTORY PROVISIONS, DOCUMENTS RELATED TO THE PLAN, EVENTS IN THE DEBTORS' CHAPTER 11 CASES, AND FINANCIAL INFORMATION. ALTHOUGH THE DEBTORS BELIEVE THAT THE PLAN AND RELATED DOCUMENT SUMMARIES ARE FAIR AND ACCURATE, SUCH SUMMARIES ARE QUALIFIED TO THE EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS OR STATUTORY PROVISIONS. FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN PROVIDED BY THE DEBTORS' MANAGEMENT, EXCEPT WHERE OTHERWISE SPECIFICALLY NOTED. THE DEBTORS ARE UNABLE TO WARRANT OR REPRESENT THAT THE INFORMATION CONTAINED HEREIN, INCLUDING THE FINANCIAL INFORMATION, IS WITHOUT ANY INACCURACY OR OMISSION.

      NOTHING CONTAINED HEREIN SHALL CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, BE ADMISSIBLE IN ANY NONBANKRUPTCY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY, OR BE DEEMED CONCLUSIVE ADVICE ON THE TAX OR OTHER LEGAL EFFECTS OF THE DEBTORS' LIQUIDATION OR PLAN AS TO HOLDERS OF CLAIMS OR INTERESTS. YOU SHOULD CONSULT YOUR PERSONAL COUNSEL OR TAX ADVISOR ON ANY QUESTIONS OR CONCERNS REGARDING TAX OR OTHER LEGAL CONSEQUENCES OF THE PLAN.

A.  DEFINITIONS

      Unless otherwise defined, capitalized terms used in this Disclosure Statement have the meanings ascribed to them in the Plan.

B.  NOTICE TO HOLDERS OF CLAIMS AND INTERESTS

      This Disclosure Statement is being transmitted to (i) those holders of Impaired Claims against the Debtors who are entitled to vote to accept or reject the Plan, (ii) holders of Unimpaired Claims against the Debtors, who are conclusively presumed to have accepted the Plan and hence are not entitled to vote thereon, and (iii) holders of certain Claims against or Interests in the Debtors who will receive or retain no distribution or property under the Plan and, therefore, are presumed to have rejected the Plan and hence are not entitled to vote thereon. The primary purpose of this Disclosure Statement is to provide those creditors voting on the Plan with adequate information so that they can make a reasonably informed decision with respect to the Plan prior to exercising their right to vote to accept or to reject the Plan.

      On July ___, 1997, the Bankruptcy Court approved this Disclosure Statement as containing information of a kind and in sufficient detail adequate to enable the holders of Claims against the Debtors to make an informed judgment about the Plan. THE BANKRUPTCY COURT'S APPROVAL OF THIS DISCLOSURE STATEMENT CONSTITUTES NEITHER A GUARANTY OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN, NOR AN ENDORSEMENT OF THE PLAN BY THE BANKRUPTCY COURT.

      WHEN AND IF CONFIRMED BY THE BANKRUPTCY COURT, THE PLAN WILL BIND ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS, WHETHER OR NOT THEY ARE ENTITLED TO VOTE OR DID VOTE ON THE PLAN AND WHETHER OR NOT THEY RECEIVE OR RETAIN ANY DISTRIBUTIONS OR PROPERTY UNDER THE PLAN. THUS, YOU ARE ENCOURAGED TO READ THIS DISCLOSURE STATEMENT CAREFULLY. IN PARTICULAR, HOLDERS OF IMPAIRED CLAIMS WHO ARE ENTITLED TO VOTE ON THE PLAN ARE ENCOURAGED TO READ THIS DISCLOSURE STATEMENT, THE PLAN, AND THE EXHIBITS TO THE PLAN CAREFULLY AND IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR TO REJECT THE PLAN. This Disclosure Statement contains important information about the Plan, the liquidation and distribution of the Debtors' assets, considerations pertinent to acceptance or rejection of the Plan, and developments concerning the Chapter 11 Cases.

      THIS DISCLOSURE STATEMENT IS THE ONLY DOCUMENT AUTHORIZED BY THE BANKRUPTCY COURT TO BE USED IN CONNECTION WITH THE SOLICITATION OF VOTES ON THE PLAN. No solicitation of votes may be made until distribution of this Disclosure Statement, and no person has been authorized to distribute any information concerning the Debtors other than the information contained herein.

C.  SOLICITATION PACKAGE

      Accompanying this Disclosure Statement are copies of (i) the Plan (Exhibit A); (ii) the notice of, among other things, the time for submitting Ballots to accept or reject the plan, the date, time and place of the hearing to consider confirmation of the Plan and related matters, and the time for filing objections to confirmation of the Plan (the "Confirmation Hearing Notice"); and (iii) for creditors whose Claims are impaired and who are entitled to vote on the Plan, one or more Ballots (and return envelopes) to be used in voting to accept or to reject the Plan. If you did not receive a Ballot in your package and believe that you should have, please contact the voting agent named below at the address or telephone number set forth in the next subsection.

D.  VOTING PROCEDURES, BALLOTS, AND VOTING DEADLINE (FOR HOLDERS
    OF CLAIMS IN CLASSES 3, 4, AND 5)

      After carefully reviewing the Plan, this Disclosure Statement, and the detailed instructions accompanying your Ballot, please (i) indicate your acceptance or rejection of the Plan by checking the appropriate box on the enclosed Ballot and (ii) if applicable, make a Convenience Claim election or a Secured Claim Election. Please complete and sign your original Ballot (copies will not be accepted) and return it in the envelope provided so that it is RECEIVED by the Voting Deadline (as defined below). Please note that if you are in Class 4-A or 4-B and hold the Debt Securities evidencing your Claim through a broker or other financial intermediary, you must return your ballot to such broker or financial intermediary sufficiently in advance of the Voting Deadline so as to permit such broker or financial intermediary to fill out and return a master ballot by the Voting Deadline.

      Each Ballot has been coded to reflect the Class of Claims it represents. Accordingly, in voting to accept or reject the Plan, you must use only the coded Ballot or Ballots sent to you with this Disclosure Statement. If you believe you received the wrong Ballot, please contact the voting agent named below at the address or telephone number set forth in the next subsection.

      IN ORDER FOR YOUR VOTE TO BE COUNTED, YOUR BALLOT MUST BE PROPERLY COMPLETED AS SET FORTH ABOVE AND IN ACCORDANCE WITH THE VOTING INSTRUCTIONS ACCOMPANYING THE BALLOT AND RECEIVED NO LATER THAN SEPTEMBER 3, 1997 AT 4:00 P.M. EASTERN DAYLIGHT TIME (THE "VOTING DEADLINE") BY DONLIN, RECANO & CO., INC. (THE "VOTING AGENT"). DO NOT RETURN DEBT INSTRUMENTS WITH YOUR BALLOT.

      If you have any questions about the procedure for voting your Claim or with respect to the packet of materials that you have received, please contact the Voting Agent at the following address and phone number:

                        Donlin, Recano & Co., Inc.
                        419 Park Avenue South
                        Suite 1206
                        New York, New York 10016
                        (212) 481-1411

      If you wish to obtain, at your own expense unless otherwise specifically required by Fed. R. Bank. P. 3017(d), an additional copy of the Plan, this Disclosure Statement, or any exhibits to such documents, please contact the Voting Agent.

E.  CONFIRMATION HEARING AND DEADLINE FOR OBJECTIONS TO CONFIRMATION

      Pursuant to section 1128 of the Bankruptcy Code and Fed. R. Bank. P. 3017(c), the Bankruptcy Court has scheduled a hearing on confirmation of the Plan (the "Confirmation Hearing") to commence on September 17, 1997 at 9:30 a.m. Eastern Daylight Time, or as soon thereafter as counsel may be heard, before the Honorable Peter J. Walsh, United States Bankruptcy Judge, in the United States Bankruptcy Court, Marine Midland Plaza, 824 Market Street, 6th Floor, Wilmington, Delaware 19801. The Bankruptcy Court has directed that objections, if any, to confirmation of the Plan must be filed with the clerk of the Bankruptcy Court and served so that they are RECEIVED on or before September 3, 1997, at 4:00 p.m. Eastern Daylight Time by:

      Counsel for the Debtors

            Skadden, Arps, Slate, Meagher & Flom LLP
            919 Third Avenue
            New York, New York 10022-3897
            Attn: Alesia Ranney-Marinelli, Esq.

                  - and -

            One Rodney Square
            P.O. Box 636
            Wilmington, Delaware 19899-0636
            Attn: Anthony W. Clark, Esq.

      United States Trustee

            The Office of the United States Trustee
            601 Walnut Street
            Curtis Center, Suite 950-W
            Philadelphia, Pennsylvania 19106
            Attn: Maria Giannirakis, Esq.

      Counsel for the Creditors' Committee

            Paul, Weiss, Rifkind, Wharton & Garrison
            1285 Avenue of the Americas
            New York, New York 10019-6064
            Attn: Alan W. Kornberg, Esq.

                  - and -

            Potter, Anderson & Corroon
            350 Delaware Trust Building
            P.O. Box 951
            Wilmington, Delaware 19899-0951
            Attn:  Laurie Selber Silverstein, Esq.

The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for the announcement of the adjournment date made at the Confirmation Hearing or at any subsequent adjourned Confirmation Hearing.

      THE PLAN HAS THE SUPPORT OF THE CREDITORS' COMMITTEE AND THE DEBTORS.


               II. CERTAIN EVENTS LEADING TO THE COMMENCEMENT
                      OF THE DEBTORS' CHAPTER 11 CASES

A.  ORIGIN AND GROWTH OF MAWS

      MAWS was formed in December 1985 to acquire, consolidate and operate targeted independent non-hazardous solid waste collection operations and landfills. MAWS commenced operations in January 1986 with the acquisition of two waste collection companies and, over time, its collection services expanded through the acquisition of more than 125 additional independent collection operations, transfer stations, and "tuck-in acquisitions" (i.e., acquisitions of pre-existing collection services in regional markets served by MAWS or the Subsidiaries). The operating companies acquired or developed by MAWS are, with the exception of Northwestern Disposal Co., direct wholly-owned subsidiaries of MAWS. Northwestern Disposal Co. is a wholly-owned subsidiary of Mid-American Waste Systems of West Virginia, Inc., which, in turn, is a wholly-owned subsidiary of MAWS. MAWS conducted its business operations together with those of its Subsidiaries on a consolidated basis.

      The Debtors' landfill operations began with MAWS' acquisition of its first solid waste landfill site in February 1987. Once they had acquired a base of waste collection operations, the Debtors continued their strategy of becoming an integrated solid waste management business by (i) acquiring and developing landfills and transfer stations in selected markets and
(ii) acquiring regional landfills together with collection operations in the regions served by such landfills. During the early 1990's, the Debtors expanded aggressively. In 1991, they acquired 43 collection and landfill operations for the aggregate purchase price of $117,340,000. In 1992, they acquired an additional eight collection and landfill operations for $32,675,000, while at the same time seeking to benefit from economies of scale through the divestiture of collection operations whose waste streams were not integrated into the Debtors' own landfill sites. By 1992, the height of the Debtors' expansion of their landfill operations, the Debtors' owned and operated 18 landfills, had one more under construction, and operated an additional four landfills for third party owners. By the end of fiscal year 1995, however, the Debtors owned only 14 landfills, and operated only one landfill for a third party owner.

B.  CAPITAL STRUCTURE OF THE DEBTORS

      1.  Financing Prior to Initial Public Offering

      As noted above, from their inception, the Debtors implemented a strategy of rapid business expansion. Prior to MAWS' initial public offering in May 1990, MAWS funded its acquisition program primarily through six private placements of equity and debt securities, which raised an aggregate of $38,399,000, and borrowings under its revolving credit facility. In addition, in August 1989, National Waste and Energy Corporation entered into an installment sale agreement and related documents with respect to the issuance by the Westmoreland County Industrial Development Authority of $20,500,000 of 9.75% first mortgage revenue bonds (the "Westmoreland County Bonds") to finance the acquisition, expansion, equipping and renovation of, and collateralized by a mortgage on, the Valley Landfill in Westmoreland County, Pennsylvania. The Westmoreland County Bonds were paid in full as part of the USA Waste transaction.

      2.  Public Offerings of Equity

      During 1989, in preparation for MAWS' initial public offering of stock, its shareholders approved a reorganization by which MAWS' state of incorporation was changed from Ohio to Delaware and each outstanding share of its no par value common stock was converted into two shares of $1.00 par value common stock. MAWS' new certificate of incorporation originally provided for an authorized capital of 2,000,000 shares of preferred stock, par value $1.00, and 20,000,000 shares of common stock, par value $1.00, and was amended in 1990 to provide for an authorized capital of 50,000,000 shares of common stock, par value $1.00. In May, 1990, MAWS completed its initial public offering of 3,431,344 shares of common stock. The net proceeds of the offering were $75,257,000, which were used to repay notes payable, term debt, and capitalized leases, with the remainder being used for working capital.

      After MAWS went public, the Debtors continued to pursue their expansion program, spending approximately $180 million on acquisitions in fiscal years 1990 through 1992. The Debtors financed these acquisitions with a combination of internally generated cash flow, bank credit facilities, public and private offerings of debt securities, and additional public offerings of equity.

      3.  Senior Notes

      In May of 1992, the Debtors issued $45,000,000 of 9.08% Senior Notes due May 1, 2002, and $40,000,000 of 8.70% Senior Notes due May 1, 1999. Two years later, in May, 1994, the Senior Notes were amended to provide for (a) a 0.15% per annum interest rate increase to 9.23% and 8.85%, respectively,
(b) the change of the interest payment date from semi-annually to quarterly, and (c) the modification of certain covenants to conform to the new unsecured bank credit agreement.

      4.  Revenue Bonds

      The Debtors also financed certain landfill acquisition and expansion programs through the issuance of industrial revenue bonds. For example, in October, 1992, MAWS entered into a loan agreement and related documents with respect to the issuance by the Ohio Water Development Authority of $14,775,000 of 7.75% development revenue bonds (the "Ohio Revenue Bonds"), used to finance the construction of, and collateralized by a mortgage on, the Debtors' Canal Winchester, Ohio transfer station/recycling facility. Approximately seven months later, in May 1993, the Debtors entered into various agreements with respect to the issuance by the Westmoreland County Industrial Development Authority of $24,400,000 of 4.375% guaranteed variable rate revenue bonds (the "Pennsylvania Revenue Bonds"), credit enhanced by an irrevocable direct draw letter of credit issued by ABN AMRO Bank, N.V. concurrently with the bonds to finance the expansion of the Debtors' Valley Landfill. Finally, in October, 1993, Mid-American Waste Systems of South Carolina, Inc. entered into a note agreement and related documents with respect to the issuance by Lee County, South Carolina of $14,000,000 of 7% guaranteed industrial development revenue bonds (the "Lee County Revenue Bonds"), guaranteed by MAWS to finance the initial phase of the development of the Lee County Regional Landfill and Recycling Facility. These revenue bonds were either paid off (in the case of the Lee County Revenue Bonds) or assumed by USA Waste (in the case of the Ohio Revenue Bonds and the Pennsylvania Revenue Bonds) as part of the sale of substantially all of the Debtors' assets to USA Waste. (See Section III.B - "The Chapter 11 Cases -- Asset Sale").

      5.  May 1994 Debt Refinancing--New Credit Facility and Subordinated
          Notes

      Beginning in September of 1993, the Debtors could no longer comply with certain covenants under their bank credit agreements, Senior Notes agreements, and revenue bond agreements. This led to negotiations with their lenders that resulted in a comprehensive debt refinancing under which, among other things, the Debtors obtained extended waivers of their covenant defaults. During May of 1994, MAWS concurrently entered into a new $75,000,000 unsecured credit agreement with NatWest Bank N.A., The First National Bank of Boston, and Bank One, Columbus N.A, completed the offering of $175,000,000 of 12.25% Senior Subordinated Notes (the "Subordinated Notes"), and amended the terms of the Senior Notes to conform to the new credit facility. The Subordinated Notes offering yielded approximately $168,800,000 of net proceeds, which the Debtors used to repay $165,762,000 of certain notes payable and term obligations. The remaining net proceeds were used for working capital purposes.

      Notwithstanding the May 1994 debt refinancing, the Debtors remained unable to achieve ongoing compliance with the provisions of their principal debt instruments, and, after incurring a net loss of $182,558,000 in 1995 (primarily attributable to extraordinary charges in respect of the termination of projects in San Diego, California, Jacksonville, Florida, Gary, Indiana, and Atlanta, Georgia), were again in default.

C.  EXTRAORDINARY CHARGES AND DEFAULTS INCURRED IN 1995

      In the year ended December 31, 1995, MAWS recorded extraordinary charges in the aggregate amount of $198,200,000, resulting in a net operating loss of $182,558,000. Operating expenses increased from $76,940,000 in 1994 to $96,550,000 in 1995, resulting in extraordinary additional operating expenses of approximately $20,000,000, primarily attributable to increased closure accruals of $19,958,000 for additional landfill closure, postclosure and remediation liabilities recorded during 1995. Amortization and depreciation expenses increased from $29,306,000 in 1994 to $73,467,000 in 1995, resulting in extraordinary additional amortization and depreciation expenses of approximately $44,000,000. The increase was primarily due to $42,503,000 in write-downs of three existing landfill sites--Cuyahoga (Cleveland) Ohio, and the RCC and Deep Valley sites in Pennsylvania--to figures reflecting their impaired value. Interest expense increased from $20,380,000 in 1994 to $29,705,000 in 1995, resulting in additional interest expenses of approximately $9,000,000. This increase was accounted for by (i) $6,314,000 in interest that could no longer be capitalized due to termination of certain projects and (ii) increases in interest rates on notes payable and term obligations. Finally, the Debtors' other expenses increased from $2,682,000 in 1994 to $134,622,000 in 1995, resulting in extraordinary additional other expenses of approximately $132,000,000. This increase resulted from (a) $87,800,000 in losses due to the closure of the Debtors' San Diego, California, Jacksonville, Florida, Sugar Hill, Georgia, and certain other smaller landfill development projects; (b) $18,452,000 in losses realized upon the disposition of three landfills and various transfer stations and miscellaneous assets; (c) an estimated loss of $10,760,000 for the 1996 disposition of the Debtors' Atlanta operations; (d) $15,771,000 in write-down losses due to the premature termination of the Debtors' Gary, Indiana municipal contract; and (e) a balance of approximately $1,800,000 in losses from the write-down of other assets held for sale, and severance costs in connection with their Atlanta Divestiture.

      The combination of the extraordinary expenses discussed above, pricing pressures, and decreasing margins in the Debtors' operations produced a 1995 net operating loss of $182,558,000. By December 31, 1995, the Debtors had violated net worth covenants with various of their institutional lenders. In February 1996, they failed to make a $4,800,000 payment to their senior lenders. In addition, the $10,700,000 interest payment due on February 11, 1996 to the Subordinated Notes was not made.

D.  MANAGEMENT CHANGE AND DECISION TO RESTRUCTURE - 1995 PROXY CONTEST

      In 1995, as a result of a proxy contest initiated by John L. Kemmerer, III, the holder of 3,089,300 shares of MAWS' common stock, and a director of MAWS prior to 1993, the 1995 shareholders meeting originally scheduled for May 18 was adjourned due to the lack of a quorum. Under the terms of an agreement dated September 28, 1995, Messrs. Kemmerer and White agreed to support the slate of ten directors set forth in the Proxy Statement dated October 5, 1995. As a result, at a special meeting in lieu of the annual meeting of stockholders held on November 1,1995, Messrs. Gene
A. Meredith, Martin L. Garcia, and Richard J. Puricelli, all of whom were previously unaffiliated with the Debtors, became directors of MAWS.

E.  1996 OPERATIONS

      For the year ending December 31, 1996, the Debtors had a net operating loss of $305,760,997 on consolidated revenues of $122,660,383. As discussed above, the Debtors' highly leveraged capital structure precluded development of any new landfills; thus, the Debtors sold or wrote off all investments in development landfill projects. The Debtors also offered for sale various integrated landfill and collection operations in order to raise cash for purposes of debt reduction and, in March 1996, sold their Atlanta, Georgia operations for approximately $52 million, which they used to repay certain debt obligations and to meet working capital requirements.

      Also in 1996, in connection with their ongoing restructuring efforts, the Debtors re-evaluated the carrying value of their operating assets for impairment and the adequacy of their accruals for closure and post-closure costs associated with both their operating and closed landfills. As a result of this re-evaluation, the Debtors incurred significant additional charges for asset impairment, asset write-downs, and additional closure accruals, recording charges in the aggregate amount of $266,000,000 ($186,000,000 for asset impairment, $70,000,000 for additional closure and post-closure costs, $2,100,000 for operating losses on an airplane, $2,300,000 for loss on Cleveland, Ohio contract, $2,000,000 for loss on obsolete equipment, and a $3,600,000 increase in insurance accrual to actuarial balance) in 1996.

F.  BONDING OBLIGATIONS

      The Debtors' precarious financial situation was exacerbated by the fact that they required bonds to compete for municipal contracts, which accounted for a significant portion of the Debtors' revenues. Thus, the Debtors ordinarily were required to post a performance bond (usually renewable on an annual basis) or bank letter of credit at the time of execution of a municipal residential collection contract. As of December 31, 1996, the Debtors had posted approximately $28,600,000 of performance bonds for these contracts. The ability to obtain new letters of credit and performance bonds, and more importantly to renew performance bonds for existing projects, was critical not only for obtaining, but also for retaining, business. Access to surety bonds and letters of credit was also necessary to enable the Debtors to secure their obligations to close their landfills in accordance with environmental regulations. As of December 31, 1996, the Debtors had provided letters of credit totalling $7,797,000 and surety bonds totalling $55,950,000 to secure closure and post-closure obligations. Additionally, the Debtors have provided letters of credit totalling $10,809,500 as security to their insurance carrier and bonding company. Because the Debtors had no further borrowing capacity under the Credit Agreement for letters of credit (or otherwise), they were required to support all closure, post-closure, or other standby obligations by cash-collateralization. From September 30, 1995 to the Petition Date, the Debtors were required to cash collateralize approximately $14,945,000 of such obligations. The Debtors' financial position made it impossible to obtain or renew necessary surety bonds or performance bonds without cash-collateralization, and their cash flow problems made it unlikely that they could continue to cash-collateralize their bonds.

G.  DETERMINATION TO SELL THE ASSETS AND THE BUSINESS

      By the end of 1995, the Debtors had determined that they could not meet their continuing debt obligations by access to the public or private debt or equity markets or through an equity investment by a strategic investor. Thus, they began to explore various out-of-court and bankruptcy restructuring alternatives as the means to effectuate a recapitalization that would permit their continued existence. The Debtors concluded, however, that the way to maximize value -- indeed, the only alternative available, aside from a piecemeal liquidation under distress sale circumstances -- was to sell substantially all of the Debtors' assets (the "Assets") and business operations (the "Business") pursuant to section 363(b) of the Bankruptcy Code, in order to insure an orderly and equitable sale procedure and distribution of the proceeds.

H.  MARKETING EFFORTS LEADING TO THE ASSET SALE

      The Debtors retained Donaldson, Lufkin & Jenrette ("DLJ") as their exclusive financial advisor in early 1996. After consultation, and in cooperation, with the Debtors' management, DLJ targeted the most likely and qualified acquirors for the Debtors or their Assets, a process facilitated by DLJ's institutional knowledge of, and familiarity with, the Debtors, acquired in connection with DLJ's previous attempt to market the Debtors to potential strategic purchasers in late 1994 and early 1995. During the first two weeks of May 1996, DLJ prepared a confidential information memorandum to be used by DLJ and the Debtors for the marketing process (the "Information Memorandum"), and assembled certain additional relevant and material information regarding the Assets and the Business in a room at MAWS' corporate headquarters in Canal Winchester, Ohio (the "Data Room").

      DLJ next contacted eleven (11) potential strategic acquirors and two
(2) potential financial acquirors, all of whom had been identified by the Debtors and DLJ as possibly being interested in such a transaction. Of the thirteen parties contacted, twelve, including USA Waste, executed confidentiality agreements and were provided copies of the Information Memorandum and invited to visit MAWS' headquarters to meet with management and review the information in the Data Room.

      Six of the twelve parties that executed confidentiality agreements (including USA Waste) followed up on these invitations, and during May and June 1996 continued their due diligence investigations of the Debtors' assets and business by visiting MAWS' headquarters, where they met with management and reviewed the information in the Data Room. Each was invited by DLJ on behalf of the Debtors to submit, and by early July 1996 had submitted, a formal proposal to acquire the assets and business of the Debtors. After evaluating the terms of each of the six proposals, MAWS' board of directors recommended that the Debtors and DLJ further pursue the proposals submitted by USA Waste and by Laidlaw Waste Systems ("Laidlaw"). Soon thereafter, however, Laidlaw withdrew its offer because it had entered into negotiations regarding the sale of its own waste disposal and collection business to another entity.

      Following the completion of USA Waste's review of the Debtors' assets and business and further lengthy and intense negotiations regarding the terms of a sale, certain of the Debtors (the "Seller Debtors") and USA Waste and its designated acquisition subsidiaries ultimately entered into a purchase agreement and related Company Disclosure Letter (together, the "Purchase Agreement") dated as of January 21, 1997. The purchase agreement, as amended, was approved by the Bankruptcy Court on March 7, 1997, and the transactions contemplated by it were consummated on April 1, 1997.


                         III. THE CHAPTER 11 CASES

      The Debtors filed their petitions for reorganization relief under Chapter 11 of the Bankruptcy Code on January 21, 1997 (the "Petition Date"). Following commencement of the Chapter 11 Cases, all actions and proceedings against the Debtors and all acts to obtain any property of the Debtors' Estates were automatically stayed under section 362 of the Bankruptcy Code. As more fully discussed below, the Debtors retained certain advisors to assist in their Chapter 11 Cases, and the United States Trustee appointed an official committee of unsecured creditors, which also has retained advisors to facilitate its participation in the Chapter 11 Cases. Also described below are some of the important events that have occurred to date during the Chapter 11 Cases.

A.  PARTIES IN INTEREST; ADVISORS

      The parties described below have been major parties in interest or advisors to them in the Chapter 11 Cases to date.

      1.  Advisors to the Debtors

      The Debtors retained Skadden, Arps, Slate, Meagher & Flom LLP to act as general counsel in these Chapter 11 Cases. In addition, the Debtors retained Young, Conaway, Stargatt & Taylor as counsel in the Chapter 11 Cases in connection with, among other things, certain matters in which Skadden, Arps has or may have a conflict. The Debtors have also retained Deloitte & Touche, LLP as their accountants. The Debtors have consulted with these advisors on various aspects of their business, financial restructuring, and operations as debtors-in-possession in the Chapter 11 Cases. The Debtors also retained (a) various law firms in the United States to act as ordinary course professionals on the Debtors' behalf in discrete legal matters as well as (b) various other consultants and experts (e.g., appraisers, accountants) to handle certain of the Debtors' business-related matters.

      2.  The Creditors' Committee And Its Advisors

      The Creditors' Committee originally appointed by the United States Trustee on February 4, 1997, in these cases was comprised of: Bankers Trust Company, as Indenture Trustee; General Motors Salaried Pension Plan, c/o W.R. Huff Asset Management Co., L.L.C.; Merrill Lynch Corporate Bond Fund, Inc.-High Income Portfolio; Fleet Bank, N.A.; Federated High Income Bond Fund, Inc., c/o Federated Advisors; Albert Fried & Company, LLC; The First National Bank of Boston; Iron City Express; and Mellon Bank, F.S.B., as Indenture Trustee. Subsequent to February 4, 1997, three (3) members of the original Committee -- Mellon Bank, F.S.B., Iron City Express, and Merrill Lynch Corporate Bond Fund, Inc. -- resigned, and the United States Trustee has not replaced them. The Creditors' Committee has, with approval of the Bankruptcy Court, employed and retained Paul, Weiss, Rifkind, Wharton & Garrison and Potter, Anderson & Corroon as its counsel and Chanin and Company as its financial advisors.

B.  ASSET SALE

      On the Petition Date, the Debtors filed a motion for approval of, among other things, the sale of substantially all of their operating assets and business (the "Asset Sale") to USA Waste (the "Sale Motion") pursuant to the purchase agreement that had been negotiated with USA Waste prior to the Petition Date. The Debtors also filed a motion for approval of their proposed sale and overbid procedures, including notice of the Sale Motion, and certain expense reimbursement and termination fee provisions contained in the Purchase Agreement. The Bankruptcy Court entered an order (the "Overbid Procedures Order") on the Petition Date approving the Debtors' sale procedures. Pursuant to that order, the Debtors provided notice of the proposed Asset Sale to all creditors, as well as to various parties who previously had expressed an interest in purchasing the assets and business of the Debtors.

      The original purchase price with USA Waste was $180 million, half of which could be paid, at USA Waste's option, in the form of USA Waste common stock. Accordingly, the transaction could have yielded as little as $41 million in cash, with the remainder of the consideration made up of stock and assumption of specified liabilities.

      In accordance with the Bankruptcy Court's Overbid Procedures Order, on February 24, 1997, Superior Services, Inc. ("Superior") submitted an initial overbid for the Debtors' assets and business (the "Initial Overbid"). The Initial Overbid provided for a purchase price of $181,000,001, subject to the same purchase price adjustment set forth in the Debtors' purchase agreement with USA Waste. A portion of Superior's consideration, $65 million, was to be paid in Superior's common stock, with the remainder consisting of cash and assumption of the same liabilities proposed to be assumed by USA Waste. In addition, Superior agreed to provide the Debtors with sufficient additional cash to pay USA Waste the expense reimbursement and termination fee contemplated by the Debtors' contract with USA Waste and approved by the Bankruptcy Court in the Overbid Procedures Order.

      After careful review of the Initial Overbid, MAWS' board of directors determined that the Initial Overbid constituted a bona fide proposal and a qualifying overbid. Thereafter, on February 26, 1997, the Debtors, with the assistance of the Creditors' Committee, conducted an auction of the Debtors' business and assets. Following more than seven (7) hours of heated bidding, USA Waste emerged the victor, having submitted the highest and best offer. USA Waste's prevailing bid was $201 million, subject to a purchase price adjustment, comprised of up to $49 million in assumption of specified revenue bond liabilities and $152 million in cash, the common stock component already having been removed by USA Waste.

      On March 7, 1997, the Bankruptcy Court held a hearing to consider the proposed Asset Sale, at which all objections were resolved consensually or overruled by the Bankruptcy Court. At the conclusion of the hearing, the Bankruptcy Court authorized the Asset Sale and, in connection therewith, the assumption and assignment to USA Waste of more than 11,000 executory contracts and unexpired leases and the assumption by USA Waste of specified liabilities. The Bankruptcy Court found, among other things, that (i) the prompt consummation of the Asset Sale was necessary and in the best interests of the Debtors and their Estates, (ii) USA Waste's offer and the terms of the modified purchase agreement between the Debtors and USA Waste were the best available, and (iii) the agreement with USA Waste was the result of extensive marketing efforts by the Debtors. The Asset Sale was consummated on April 1, 1997, and, pursuant to agreement of the parties, the closing of the Asset Sale was effective for all purposes as of 12:01 a.m. Eastern Standard Time on April 1, 1997. After payment of approximately $_______ in closing costs and $_______ in post-closing adjustments, the Debtors retain approximately $________ of net sale proceeds for distribution to creditors under the Plan.

C.  SIGNIFICANT COURT ORDERS

      Although the Debtors continue as debtors-in-possession, they may not engage in transactions outside the ordinary course of business without permission of the Bankruptcy Court, following notice and opportunity for a hearing as provided for in the Bankruptcy Code and Bankruptcy Rules. Since the Petition Date, in addition to the Overbid Procedures Order and the order approving the Asset Sale, the Debtors have sought and obtained certain orders from the Bankruptcy Court that were of particular importance in the pre-April 1, 1997 operation of the Debtors' business and the post-April 1, 1997 efforts to wind-up the Debtors' affairs. Included among such orders are those authorizing:

    -- maintenance of the Debtors' existing bank accounts, continued use of existing business forms, continued use of existing cash management system, without interruption and in the usual and ordinary course;

    -- payment to employees of accrued pre-petition wages, bonuses, and commissions on their regularly scheduled post-petition pay dates, permission for employees to use pre-petition vacation time, payment of employees' pre-petition reimbursable employee business expenses, payment of employees' accrued prepetition contributions to employee benefit plans, and the continuation of employee benefit plans post-petition;

    -- implementation of an employee retention program to ensure the continued services of qualified management and personnel;

    --  payment of certain pre-petition fuel taxes;

    -- incurrence of post-petition secured debt to procure new and replacement performance bonds;

    --  payment of certain pre-petition tax obligations;

    -- entry into a trust agreement to provide financial assurance of closure and post-closure obligations with respect to Local Sanitation Services Landfill;

    -- retention of legal counsel, accountants, appraisers, and consultants to perform certain services on the Debtors' behalf;

    --  assumption of Gene A. Meredith's employment contract;

    --  renewal of the Debtors' insurance coverage;

    --  sales of certain residential real properties;

    -- an extension of the Debtors' exclusive periods to file and solicit acceptances of a reorganization plan;

    -- the compromise and settlement of certain small property damage claims;

    --  establishment of a bar date for filing proofs of claim; and

    -- the extension of the time for the Debtors to assume or reject unexpired leases of nonresidential real property through and including the date of entry of an order confirming a plan of reorganization in the Chapter 11 Cases.


                          IV. SUMMARY OF THE PLAN

      THIS SECTION PROVIDES A SUMMARY OF THE STRUCTURE AND MEANS FOR IMPLEMENTATION OF THE PLAN, AND OF THE CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN, WHICH IS ATTACHED TO THIS DISCLOSURE STATEMENT AS EXHIBIT A.

      THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT INCLUDE SUMMARIES OF THE PROVISIONS CONTAINED IN THE PLAN AND IN DOCUMENTS REFERRED TO THEREIN. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE PRECISE OR COMPLETE STATEMENTS OF ALL THE TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED TO THEREIN, AND REFERENCE IS MADE TO THE PLAN AND TO SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENTS OF SUCH TERMS AND PROVISIONS.

      THE PLAN ITSELF AND THE DOCUMENTS REFERRED TO THEREIN CONTROL THE ACTUAL TREATMENT OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS UNDER THE PLAN AND WILL, UPON THE CONSUMMATION DATE, BE BINDING UPON ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS AND THEIR ESTATES, REORGANIZED MAWS, THE PLAN ADMINISTRATOR AND OTHER PARTIES IN INTEREST. IN THE EVENT OF ANY CONFLICT BETWEEN THIS DISCLOSURE STATEMENT, ON THE ONE HAND, AND THE PLAN, THE PLAN ADMINISTRATOR AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT, ON THE OTHER HAND, THE TERMS OF THE PLAN, THE PLAN ADMINISTRATOR AGREEMENT, AND SUCH OTHER OPERATIVE DOCUMENT ARE CONTROLLING.

A.  OVERALL STRUCTURE OF THE PLAN

      Soon after consummating the Asset Sale to USA Waste, the Debtors focused on formulating a liquidating reorganization plan that would enable them to make distributions to holders of Allowed Claims as soon as practicable. The Debtors and the Creditors' Committee believe that the Plan provides the best and promptest possible recovery to the Debtors' Claim holders.

      Under the Plan, Claims against and Interests in the Debtors are divided into different Classes. If the Plan is confirmed by the Bankruptcy Court and consummated, on the Distribution Date, and at certain times thereafter as Claims are resolved, liquidated or otherwise allowed, the Debtors will distribute Cash in respect of certain Classes of Claims as provided in the Plan. The Classes of Claims against and Interests in the Debtors created under the Plan, the treatment of those Classes under the Plan, and distributions to be made under the Plan are described below.

B.  CERTAIN MATTERS REGARDING CLASSIFICATION AND TREATMENT OF CLAIMS AND
    INTERESTS

      1.  Unclassified Claims

            a.  Administrative Claims (Unimpaired)

      The Plan provides that Administrative Claims, if any, are unimpaired. Administrative Claims consist of the costs and expenses of administration of these Chapter 11 Cases. They include, among other things, the cost of operating the Debtors' business since the Petition Date and the outstanding unpaid fees and expenses of the professionals retained by the Debtors and the Creditors' Committee in these Chapter 11 Cases. All payments to professionals in connection with these Chapter 11 Cases for compensation and reimbursement of expenses and all payments to reimburse expenses of members of the Creditors' Committee will be made in accordance with the procedures established by the Bankruptcy Code and the Bankruptcy Rules and are subject to approval of the Bankruptcy Court as being reasonable.

      Subject to the requirements of Article XIV.A of the Plan, on, or as soon as reasonably practicable after, the later of the Distribution Date or the first Periodic Distribution Date after the date an Administrative Claim becomes an Allowed Administrative Claim, the holder of such Allowed Administrative Claim will receive in full satisfaction, settlement, and release of and in exchange for such Allowed Administrative Claim (i) Cash equal to the unpaid portion of such Allowed Administrative Claim or (ii) such other treatment as to which the Debtors or Reorganized MAWS and such holder will have agreed upon in writing; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases will be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.

            b.  Priority Tax Claims (Unimpaired)

      The Plan provides that Priority Tax Claims, if any, are unimpaired. Under the Plan, on, or as soon as reasonably practicable after, the later of the Distribution Date or the first Periodic Distribution Date after the date a Priority Tax Claim becomes an Allowed Priority Tax Claim, the holder of such Allowed Priority Tax Claim will receive in full satisfaction, settlement, and release of and in exchange for such Allowed Priority Tax Claim (i) Cash equal to the amount of such Allowed Priority Tax Claim or
(ii) such other treatment as to which the Debtors or Reorganized MAWS and such holder will have agreed upon in writing; provided, however, that any Claim or demand for payment of a penalty (other than a penalty of the type specified in section 507(a)(8)(G) of the Bankruptcy Code) is disallowed under the Plan, and the holder of an Allowed Priority Tax Claim will not be permitted to assess or attempt to collect such penalty from the Debtors, their Estates, Reorganized MAWS, the Plan Administrator, or their property.

      2.  Unimpaired Classes Of Claims

            a.  Class 1:  Other Priority Claims

      Other Priority Claims include Claims, other than Administrative Claims and Priority Tax Claims, that are entitled to priority under section 507(a) of the Bankruptcy Code, such as unsecured Claims for accrued employee compensation, including vacation, severance, and sick-leave pay, earned within 90 days before the Petition Date, to the extent of $4,000 per employee, and contributions to employee benefit plans arising from services rendered within the 180-day period preceding the Petition Date, but only for such plans to the extent of the number of employees covered by such plans multiplied by $4,000, less the aggregate amount paid to such employees for accrued employee compensation. Under the Plan, on, or as soon as reasonably practicable after, the later of the Distribution Date or the first Periodic Distribution Date after the date an Other Priority Claim becomes an Allowed Other Priority Claim, the holder of such Allowed Other Priority Claim will receive in full satisfaction, settlement, and release of and in exchange for such Allowed Other Priority Claim (i) Cash equal to the amount of such Allowed Other Priority Claim or (ii) such other treatment as to which the Debtors or Reorganized MAWS and such holder will have agreed upon in writing.

            b.  Class 2: Convenience Claims

      A Convenience Claim is a Claim that would otherwise be classified as a Class 4 Unsecured Claim, other than a Claim arising out of or in connection with the ownership of Senior Notes or Subordinated Notes, that is $2,000 or less, or more than $2,000 if the holder of that Claim has elected, on a timely cast Ballot, to accept $2,000 in Cash in full satisfaction, discharge, and release of such Claim. By making the Convenience Claim election, the holder of an Allowed Class 4 Unsecured Claim in Group 4-C in an amount greater than $2,000 may elect to reduce the amount of such holder's Allowed Claim to $2,000 and receive treatment as an Allowed Class 2 Convenience Claim in the amount of $2,000. This election will be deemed a waiver of the right to collect, and a release of the Debtors and their Estates, Reorganized MAWS, the Plan Administrator, and their property from, any and all liability with respect to all Claim amounts in excess of $2,000.

      Pursuant to the Plan, on, or as soon as reasonably practicable after, the later of the Distribution Date or the first Periodic Distribution Date after the date such Convenience Claim becomes an Allowed Convenience Claim, the holder of an Allowed Convenience Claim will receive in full satisfaction, settlement, and release of and in exchange for such Allowed Convenience Claim Cash equal to the amount of such Allowed Convenience Claim.

      3.  Impaired Classes of Claims

            a.  Class 3: Secured Claims

      Each holder of a Class 3 Secured Claim will be treated as a separate class under the Plan, and each holder of an Allowed Secured Claim will receive the treatment set forth below. Unless the holder of a Class 3 Secured Claim is eligible to make and has timely made a Secured Claim Election, the Bankruptcy Court will determine the value of the collateral securing each Class 3 Secured Claim and, to the extent, if any, that the value of the collateral securing a Class 3 Secured Claim (other than a Class 3.10 L/C Bank Secured Claim) is less than the total amount of such Claim, the difference will be treated as a Class 4 Unsecured Claim in Group 4-C. The Debtors and Reorganized MAWS reserve all rights to challenge the validity, nature and perfection of, and to avoid pursuant to the provisions of the Bankruptcy Code and other applicable law, any purported liens and security interests.

      As described in Article III.C of the Plan, certain holders of Class 3 Secured Claims are entitled to make the Secured Claim Election. The Secured Claim Election means the election made by a holder of a Class 3 Secured Claim to accept an amount in Cash equal to the Secured Claim Election Amount (as set forth in Article III.C of the Plan) in full satisfaction and release of all its Claims (secured and unsecured) in all Classes against each of the Debtors and their Estates, Reorganized MAWS, the Plan Administrator, and their property. The Secured Claim Election, however, is made only if the holder of the Class 3 Secured Claim votes to accept the Plan and releases each of the Debtors and their Estates, Reorganized MAWS, the Plan Administrator, and their property from all Claims in all Classes, in each case by checking the appropriate box on a timely cast Ballot. If the holder of the Class 3 Secured Claim is eligible to make and does make a timely Secured Claim Election, such holder will receive the treatment set forth below and will be deemed to have withdrawn all proofs of Claim filed by such holder against any of the Debtors or their Estates. Unless otherwise specifically stated in the Plan, holders of Class 3 Secured Claims are not eligible to make the Secured Claim Election.

                  i.  Class 3.01:  Barr Secured Claims

      Class 3.01 consists of all Claims, directly or indirectly arising from or under, or relating in any way to, the Barr Note, and secured by the Barr Collateral, but only to the extent of the value (if any) of the Barr Collateral. As of the Petition Date $26,669.76 in principal and interest was outstanding under the Barr Note.

      Under the Plan, the holder of the Barr Secured Claim is eligible to make the Secured Claim Election. If the Secured Claim Election is properly made, the holder of the Barr Secured Claim will receive $26,669.76 in Cash (or such other amount as the holder of the Barr Secured Claim and Reorganized MAWS mutually agree upon) on the Distribution Date in full satisfaction, settlement, and release of all of its Claims (secured, unsecured, fixed, contingent, liquidated, unliquidated, disputed and undisputed) in all Classes, whether for principal, interest, expenses, fees or damages, against each of the Debtors, Reorganized MAWS, the Plan Administrator and their property. If the Secured Claim Election is properly made, this will be the only amount that the holder of the Barr Secured Claim will receive under the Plan on account of any of its Claims arising directly or indirectly from or under, or relating in any way to, the Barr Note, the Barr Collateral and the transactions relating to them. To make the Secured Claim Election and receive the $26,669.76 referred to above, the holder of the Barr Secured Claim must (i) vote to accept the Plan, (ii) check the Secured Claim Election and release box on the Ballot, and (iii) timely return a properly executed Ballot to the Voting Agent by the Voting Deadline as described in Section I.D of this Disclosure Statement.

      If the holder of the Barr Secured Claim does not make the Secured Claim Election, then on, or as soon as reasonably practicable after, the later of the Distribution Date or the first Periodic Distribution Date after the date such Barr Secured Claim becomes an Allowed Barr Secured Claim, the holder of an Allowed Barr Secured Claim will receive in full satisfaction, settlement, and release of and in exchange for such Allowed Barr Secured Claim (a) Cash equal to the amount of such Allowed Barr Secured Claim or (b) such other treatment as to which the Debtors or Reorganized MAWS and such holder will have agreed upon in writing. The amount of the Allowed Barr Secured Claim will depend not only on the amount of the Claim and the specific provisions of the Barr Note and related documents, but also on the value (if any) of the Barr Collateral and on whether the holder of the Barr Secured Claim has a valid, perfected and unavoidable lien against the Barr Collateral. For example, if the lien against the Barr Collateral is unperfected or voidable under the provisions of applicable state law or the Bankruptcy Code, then the Allowed Barr Secured Claim will be zero, and the holder of the Barr Claim will be treated as the holder of a Class 4 Unsecured Claim in Group 4-C. Similarly, if the value of the Barr Collateral is less than the amount of the Barr Claim, the difference will be treated as a Class 4 Unsecured Claim in Group 4-C.

                  ii.  Class 3.02:  Campbell Secured Claims

      Class 3.02 consists of all Claims directly or indirectly arising from or under, or relating in any way to, the Campbell Note, and secured by the Campbell Collateral, but only to the extent of the value (if any) of the Campbell Collateral. As of the Petition Date, $152,348.52 in principal and interest was outstanding under the Campbell Note.

      Under to the Plan, the holder of the Campbell Secured Claim is eligible to make the Secured Claim Election. If the Secured Claim Election is properly made, the holder of the Campbell Secured Claim will receive $152,348.52 in Cash (or such other amount as the holder of the Campbell Secured Claim and Reorganized MAWS mutually agree upon) on the Distribution Date in full satisfaction, settlement, and release of all of its Claims (secured, unsecured, fixed, contingent, liquidated, unliquidated, disputed and undisputed) in all Classes, whether for principal, interest, expenses, fees, or damages, against each of the Debtors, Reorganized MAWS, the Plan Administrator and their property. If the Secured Claim Election is properly made, this will be the only amount that the holder of the Campbell Secured Claim will receive under the Plan on account of any of its Claims arising directly or indirectly from or under, or relating in any way to, the Campbell Note, the Campbell Collateral and the transactions relating to them. To make the Secured Claim Election and receive the $152,348.52 referred to above, the holder of the Campbell Secured Claim must (i) vote to accept the Plan, (ii) check the Secured Claim Election and release box on the Ballot, and (iii) timely return a properly executed Ballot to the Voting Agent by the Voting Deadline as described in Section I.D of this Disclosure Statement.

      If the Holder of the Campbell Claim does not make the Secured Claim Election, then on, or as soon as reasonably practicable after, the later of the Distribution Date or the first Periodic Distribution Date after the date such Campbell Secured Claim becomes an Allowed Campbell Secured Claim, the holder of an Allowed Campbell Secured Claim will receive in full satisfaction, settlement, and release of and in exchange for such Allowed Campbell Secured Claim (a) Cash equal to the amount of such Allowed Campbell Secured Claim or (b) such other treatment as to which the Debtors or Reorganized MAWS and such holder will have agreed upon in writing. The amount of the Allowed Campbell Secured Claim will depend not only on the amount of the Claim and the specific provisions of the Campbell Note and related documents, but also on the value (if any) of the Campbell Collateral and on whether the holder of the Campbell Secured Claim has a valid, perfected and unavoidable lien against the Campbell Collateral. For example, if the lien against the Campbell Collateral is unperfected or voidable under the provisions of applicable state law or the Bankruptcy Code, then the Allowed Campbell Secured Claim will be zero, and the holder of the Campbell Secured Claim will be treated as the holder of a Class 4 Unsecured Claim in Group 4-C. Similarly, if the value of the Campbell Collateral is less than the amount of the Campbell Claim, the difference will be treated as a Class 4 Unsecured Claim in Group 4-C.

                  iii.  Class 3.03:  Caterpillar Secured Claims

      Class 3.03 consists of all Claims, directly or indirectly arising from or under, or relating in any way to, the Caterpillar Contract and the Caterpillar Lease, and secured by the Caterpillar Collateral, but only to the extent of the value (if any) of the Caterpillar Collateral. As of the Petition Date, $57,329.08 was due and owing under the Caterpillar Lease.

      Under the Plan, the holder of the Caterpillar Secured Claim is eligible to make the Secured Claim Election. If the Secured Claim Election is properly made, the holder of the Caterpillar Secured Claim will receive $57,329.08 in Cash (or such other amount as the holder of the Caterpillar Secured Claim and Reorganized MAWS mutually agree upon) on the Distribution Date in full satisfaction, settlement, and release of all of its Claims (secured, unsecured, fixed, contingent, liquidated, unliquidated, disputed and undisputed) in all Classes, whether for principal, interest, expenses, fees, or damages, against each of the Debtors, Reorganized MAWS, the Plan Administrator and their property. If the Secured Claim Election is properly made, this will be the only amount that the holder of the Caterpillar Secured Claim will receive under the Plan on account of any of its Claims arising directly or indirectly from or under, or relating in any way to, the Caterpillar Lease and Caterpillar Contract, the Caterpillar Collateral and the transactions relating to them. To make the Secured Claim Election and receive the $57,329.08 referred to above, the holder of the Caterpillar Secured Claim must (i) vote to accept the Plan, (ii) check the Secured Claim Election and release box on the Ballot, and (iii) timely return a properly executed Ballot to the Voting Agent by the Voting Deadline as described in Section I.D of this Disclosure Statement.

      If the holder of the Caterpillar Secured Claim does not make the Secured Claim Election, then on, or as soon as reasonably practicable after, the later of the Distribution Date or the first Periodic Distribution Date after the date such Caterpillar Secured Claim becomes an Allowed Caterpillar Secured Claim, the holder of an Allowed Caterpillar Secured Claim will receive in full satisfaction, settlement, and release of and in exchange for such Allowed Caterpillar Secured Claim (a) Cash equal to the amount of such Allowed Caterpillar Secured Claim or (b) such other treatment as to which the Debtors or Reorganized MAWS and such holder will have agreed upon in writing. The amount of the Allowed Caterpillar Secured Claim will depend not only on the amount of the Claim and the specific provisions of the Caterpillar Lease, Caterpillar Contract, and related documents, but also on the value (if any) of the Caterpillar Collateral and on whether the holder of the Caterpillar Secured Claim has a valid, perfected and unavoidable lien against the Caterpillar Collateral. For example, if the lien against the Caterpillar Collateral is unperfected or voidable under the provisions of applicable state law or the Bankruptcy Code, then the Allowed Caterpillar Secured Claim will be zero, and the holder of the Caterpillar Claim will be treated as the holder of a Class 4 Unsecured Claim in Group 4-C. Similarly, if the value of the Caterpillar Collateral is less than the amount of the Caterpillar Claim, the difference will be treated as a Class 4 Unsecured Claim in Group 4-C.

                  iv.  Class 3.04:  Elmore Secured Claims

      Class 3.04 consists of all Claims, directly or indirectly arising from or under, or relating in any way to, the Elmore Note, and secured by the Elmore Collateral, but only to the extent of the value (if any) of the Elmore Collateral. As of the Petition Date $96,768.52 in principal and interest was outstanding under the Elmore Note.

      Under the Plan, the holder of the Elmore Secured Claim is eligible to make the Secured Claim Election. If the Secured Claim Election is properly made, the holder of the Elmore Secured Claim will receive $96,768.52 in Cash (or such other amount as the holder of the Elmore Secured Claim and Reorganized MAWS mutually agree upon) on the Distribution Date in full satisfaction, settlement, and release of all of its Claims (secured, unsecured, fixed, contingent, liquidated, unliquidated, disputed and undisputed) in all Classes, whether for principal, interest, expenses, fees, or damages, against each of the Debtors, Reorganized MAWS, the Plan Administrator and their property. If the Secured Claim Election is properly made, this will be the only amount that the holder of the Elmore Secured Claim will receive under the Plan on account of any of its Claims arising directly or indirectly from or under, or relating in any way to, the Elmore Note, the Elmore Collateral and the transactions relating to them. To make the Secured Claim Election and receive the $96,768.52 referred to above, the holder of the Elmore Secured Claim must (i) vote to accept the Plan,
(ii) check the Secured Claim Election and release box on the Ballot, and
(iii) timely return a properly executed Ballot to the Voting Agent by the Voting Deadline as described in Section I.D of this Disclosure Statement.

      If the holder of the Elmore Secured Claim does not make the Secured Claim Election, then on, or as soon as reasonably practicable after, the later of the Distribution Date or the first Periodic Distribution Date after the date such Elmore Secured Claim becomes an Allowed Elmore Secured Claim, the holder of an Allowed Elmore Secured Claim will receive in full satisfaction, settlement, and release of and in exchange for such Allowed Elmore Secured Claim (a) Cash equal to the amount of such Allowed Elmore Secured Claim or (b) such other treatment as to which the Debtors or Reorganized MAWS and such holder will have agreed upon in writing. The amount of the Allowed Elmore Secured Claim will depend not only on the amount of the Claim and the specific provisions of the Elmore Note and related documents, but also on the value (if any) of the Elmore Collateral and on whether the holder of the Elmore Secured Claim has a valid, perfected and unavoidable lien against the Elmore Collateral. For example, if the lien against the Elmore Collateral is unperfected or voidable under the provisions of applicable state law or the Bankruptcy Code, then the Allowed Elmore Secured Claim will be zero, and the holder of the Elmore Claim will be treated as the holder of a Class 4 Unsecured Claim in Group 4-C. Similarly, if the value of the Elmore Collateral is less than the amount of the Elmore Claim, the difference will be treated as a Class 4 Unsecured Claim in Group 4-C.

                  v.  Class 3.05:  Arnold Secured Claims

      Class 3.05 consists of all Claims, directly or indirectly arising from or under, or relating in any way to, the Arnold Notes, and secured by the Arnold Collateral, but only to the extent of the value (if any) of the Arnold Collateral. As of the Petition Date, $356,276.59 in principal and interest was outstanding under the Arnold Notes.

      On, or as soon as reasonably practicable after, the later of the Distribution Date or the first Periodic Distribution Date after the date such Arnold Secured Claim becomes an Allowed Arnold Secured Claim, the holder of an Allowed Arnold Secured Claim will receive in full satisfaction, settlement, and release of and in exchange for such Allowed Arnold Secured Claim (a) Cash equal to the amount of such Allowed Arnold Secured Claim or (b) such other treatment as to which the Debtors or Reorganized MAWS and such holder will have agreed upon in writing. The amount of the Allowed Arnold Secured Claim will depend not only on the amount of the Claim and the specific provisions of the Arnold Notes and related documents, but also on the value (if any) of the Arnold Collateral and on whether the holder of the Arnold Secured Claim has a valid, perfected and unavoidable lien against the Arnold Collateral. For example, if the lien against the Arnold Collateral is unperfected or voidable under the provisions of applicable state law or the Bankruptcy Code, then the Allowed Arnold Secured Claim will be zero, and the holder of the Arnold Claim will be treated as the holder of a Class 4 Unsecured Claim in Group 4-C. Similarly, if the value of the Arnold Collateral is less than the amount of the Arnold Secured Claim, the difference will be treated as a Class 4 Unsecured Claim in Group 4-C.

                  vi.  Class 3.06:  Mellon Secured Claims

      Class 3.06 consists of all Claims, directly or indirectly arising from or under, or relating in any way to, the Mellon Lease, and secured by the Mellon Collateral, but only to the extent of the value (if any) of the Mellon Collateral. As of the Petition Date, $427,628.60 was due and owing under the Mellon Lease.

      On, or as soon as reasonably practicable after, the later of (i) the Distribution Date or (ii) the first Periodic Distribution Date after the date such Mellon Secured Claim becomes an Allowed Mellon Secured Claim, the holder of an Allowed Mellon Secured Claim shall receive in full satisfaction, settlement, and release of and in exchange for such Allowed Mellon Secured Claim (a) Cash equal to the amount of such Allowed Mellon Secured Claim, which shall be deemed to be $85,525.72 or (b) such other treatment as to which the Debtors or Reorganized MAWS and such holder shall have agreed upon in writing. The balance of Mellon's Allowed Claims arising under the Mellon Lease shall be treated as Class 4 Unsecured Claims in Group 4-C.

                  vii.  Class 3.07:  Orix Secured Claims

      Class 3.07 consists of all Claims, directly or indirectly arising from or under, or relating in any way to, the Orix Lease, and secured by the Orix Collateral, but only to the extent of the value (if any) of the Orix Collateral. As of the Petition Date, $56,233.15 was outstanding under the Orix Lease.

      Under the Plan, the holder of the Orix Secured Claim is eligible to make the Secured Claim Election. If the Secured Claim Election is properly made, the holder of the Orix Secured Claim will receive $56,233.15 in Cash (or such other amount as the holder of the Orix Secured Claim and Reorganized MAWS mutually agree upon) on the Distribution Date in full satisfaction, settlement, and release of all of its Claims (secured, unsecured, fixed, contingent, liquidated, unliquidated, disputed and undisputed) in all Classes, whether for principal, interest, expenses, fees, or damages, against each of the Debtors, Reorganized MAWS, the Plan Administrator and their property. If the Secured Claim Election is properly made, this will be the only amount that the holder of the Orix Secured Claim will receive under the Plan on account of any of its Claims arising directly or indirectly from or under, or relating in any way to, the Orix Lease, the Orix Collateral and the transactions relating to them. To make the Secured Claim Election and receive the $56,233.15 referred to above, the holder of the Orix Secured Claim must (i) vote to accept the Plan, (ii) check the Secured Claim Election and release box on the Ballot, and (iii) timely return a properly executed Ballot to the Voting Agent by the Voting Deadline as described in Section I.D of this Disclosure Statement.

      If the holder of the Orix Secured Claim does not make the Secured Claim Election, then on, or as soon as reasonably practicable after, the later of the Distribution Date or the first Periodic Distribution Date after the date such Orix Secured Claim becomes an Allowed Orix Secured Claim, the holder of an Allowed Orix Secured Claim will receive in full satisfaction, settlement, and release of and in exchange for such Allowed Orix Secured Claim (a) Cash equal to the amount of such Allowed Orix Secured Claim or (b) such other treatment as to which the Debtors or Reorganized MAWS and such holder will have agreed upon in writing. The amount of the Allowed Orix Secured Claim will depend not only on the amount of the Claim and the specific provisions of the Orix Lease and related documents, but also on the value (if any) of the Orix Collateral and on whether the holder of the Orix Secured Claim has a valid, perfected and unavoidable lien against the Orix Collateral. For example, if the lien against the Orix Collateral is unperfected or voidable under the provisions of applicable state law or the Bankruptcy Code, then the Allowed Orix Secured Claim will be zero, and the holder of the Orix Claim will be treated as the holder of a Class 4 Unsecured Claim in Group 4-C. Similarly, if the value of the Orix Collateral is less than the amount of the Orix Claim, the difference will be treated as a Class 4 Unsecured Claim in Group 4-C.

                  viii.  Class 3.08:  Palladino Group Secured Claims

      Class 3.08 consists of all Claims, if any, of the Palladino Group, directly or indirectly arising from or under, or relating in any way to, the asset purchase agreement, dated December 20, 1991, by and among MAWS, MAWS of Cuyahoga, MAWS of Ohio, and the Palladino Group, and all agreements and other documents relating thereto, but only to the extent of the value (if any) of any collateral held by or granted to the Palladino Group to secure such Claims.

      On, or as soon as reasonably practicable after, the later of the Distribution Date or the first Periodic Distribution Date after the date such Palladino Group Secured Claim becomes an Allowed Palladino Group Secured Claim, the holder of an Allowed Palladino Group Secured Claim will receive in full satisfaction, settlement, and release of and in exchange for such Allowed Palladino Group Secured Claim (a) Cash equal to the value, if any, of the collateral, if any, securing the Palladino Group Secured Claim or (b) such other treatment as to which the Debtors or Reorganized MAWS and such holder will have agreed upon in writing; provided, however, that in no event will the amount of the Palladino Group Secured Claim exceed the balance of the Palladino Group Escrow.

                  ix.  Class 3.09:  National Union Secured Claims

      Class 3.09 consists of all Claims secured by the National Union Collateral, directly or indirectly arising from or under, or relating in any way to, the National Union surety bonds issued by National Union to secure a Debtor's landfill closure or post-closure obligations, but only to the extent of the value (if any) of the National Union Collateral. The National Union Collateral consists of the funds on deposit at Chase Bank, Account No. 323029485, in the amount of $3,029,457.13 as of June 1, 1997.

      On, or as soon as reasonably practicable after, the later of the Distribution Date or the first Periodic Distribution Date after the date such National Union Secured Claim becomes an Allowed National Union Secured Claim, the holder of an Allowed National Union Secured Claim will receive in full satisfaction, settlement, and release of and in exchange for such Allowed National Union Secured Claim (a) Cash equal to the amount of such Allowed National Union Secured Claim or (b) such other treatment as to which the Debtors or Reorganized MAWS and such holder will have agreed upon in writing.

                  x.  Class 3.10:  L/C Bank Secured Claims

      Class 3.10 consists of all Claims secured by the L/C Bank Collateral, directly or indirectly arising from or under, or relating in any way to Letters of Credit that have become undisputed, non-contingent, liquidated Claims on or before the Consummation Date. The L/C Bank Collateral consists of the funds on deposit with Fleet Bank, Capital Markets Group, Account No. M1D10XM71, in the amount of $1,093,206.45 as of June 1, 1997.

      On, or as soon as reasonably practicable after, the Distribution Date, the holder of an Allowed L/C Bank Secured Claim will receive in full satisfaction, settlement, and release of and in exchange for such Allowed L/C Bank Secured Claim (a) Cash equal to the amount of such Allowed L/C Bank Secured Claim or (b) such other treatment as to which the Debtors or Reorganized MAWS and such holder will have agreed upon in writing. To the extent, if any, that the value of the L/C Bank Collateral is less than the total amount of all L/C Bank Claims that have become Allowed Claims on or before the Consummation Date, the difference shall be treated as an Allowed Class 4 Unsecured Claim in Group 4-A.

                  xi.  Class 3.11:  Reliance Secured Claims

      Class 3.11 consists of all Claims secured by the Reliance Collateral, directly or indirectly arising from or under, or relating in any way to any performance bond issued by Reliance to secure an obligation of a Debtor arising under, related to, or in connection with the Debtors' municipal waste disposal contracts or otherwise, but only to the extent of the value (if any) of the Reliance Collateral. The Reliance Collateral consists of the funds on deposit at Corestates Bank, Account No. 07610702, in the amount of $3,920,656.00 as of June 16, 1997.

      On, or as soon as reasonably practicable after, the later of the Distribution Date or the first Periodic Distribution Date after the date such Reliance Secured Claim becomes an Allowed Reliance Secured Claim, the holder of an Allowed Reliance Secured Claim will receive in full satisfaction, settlement, and release of and in exchange for such Allowed Reliance Secured Claim (a) Cash equal to the amount of such Allowed Reliance Secured Claim or (b) such other treatment as to which the Debtors or Reorganized MAWS and such holder will have agreed upon in writing.

                  xii.  Class 3.12:  Illinois EPA Secured Claims

      Class 3.12 consists of all Claims secured by the Illinois EPA Collateral, directly or indirectly arising from or under, or relating in any way to, the Debtors' landfill closure or post-closure obligations in the State of Illinois, but only to the extent of the value (if any) of the Illinois EPA Collateral. The Illinois EPA Collateral consists of the funds on deposit at Key Trust Company of Ohio, N.A., Account No. 32847100, in the amount of $1,323,217.17 as of June 1, 1997.

      On, or as soon as reasonably practicable after, the later of the Distribution Date or the first Periodic Distribution Date after the date such Illinois EPA Secured Claim becomes an Allowed Illinois EPA Secured Claim, the holder of an Allowed Illinois EPA Secured Claim will receive in full satisfaction, settlement, and release of and in exchange for such Allowed Illinois EPA Secured Claim (a) Cash equal to the amount of such Allowed Illinois EPA Secured Claim or (b) such other treatment as to which the Debtors or Reorganized MAWS and such holder will have agreed upon in writing.

                  xiii.  Class 3.13:  Ohio EPA Secured Claims

      Class 3.13 consists of all Claims secured by the Ohio EPA Collateral, directly or indirectly arising from or under, or relating in any way to, the Debtors' landfill closure or post-closure obligations in the State of Ohio, but only to the extent of the value (if any) of the Ohio EPA Collateral. The Ohio EPA Collateral is the funds on deposit at Key Bank, Account No. 20-20-208-0332560, in the amount of $12,640,245.35 as of June
1, 1997.

      On, or as soon as reasonably practicable after, the later of the Distribution Date or the first Periodic Distribution Date after the date such Ohio EPA Secured Claim becomes an Allowed Ohio EPA Secured Claim, the holder of an Allowed Ohio EPA Secured Claim will receive in full satisfaction, settlement, and release of and in exchange for such Allowed Ohio EPA Secured Claim (a) Cash equal to the amount of such Allowed Ohio EPA Secured Claim or (b) such other treatment as to which the Debtors or Reorganized MAWS and such holder will have agreed upon in writing.

                  xiv.  Class 3.14:  Pennsylvania DEP Secured Claims

      Class 3.14 consists of all Claims secured by the Pennsylvania DEP Collateral, directly or indirectly arising from or under, or relating in any way to, the Debtors' landfill closure or post-closure obligations in the Commonwealth of Pennsylvania, but only to the extent of the value (if any) of the Pennsylvania DEP Collateral. The Pennsylvania DEP Collateral consists of the cashier's checks (a) in the amount of $951,147.90 drawn on Key Bank and (b) in the amount of $1,069,757.94 drawn on Bank One, Columbus N.A., and held at the Pennsylvania Department of Environmental Resources, 121 South Highland Mall, Pittsburgh, Pennsylvania.

      On, or as soon as reasonably practicable after, the later of the Distribution Date or the first Periodic Distribution Date after the date such Pennsylvania DEP Secured Claim becomes an Allowed Pennsylvania DEP Secured Claim, the holder of an Allowed Pennsylvania DEP Secured Claim will receive in full satisfaction, settlement, and release of and in exchange for such Allowed Pennsylvania DEP Secured Claim (a) Cash equal to the amount of such Allowed Pennsylvania DEP Secured Claim or (b) such other treatment as to which the Debtors or Reorganized MAWS and such holder will have agreed upon in writing.

                  xv.  Class 3.15:  USF&G Secured Claims

      Class 3.15 consists of all Claims secured by the USF&G Collateral, directly or indirectly arising from or under, or relating in any way to the surety bonds issued by USF&G to secure a Debtor's landfill closure or post-closure obligations, but only to the extent of the value (if any) of the USF&G Collateral. The USF&G Collateral consists of the funds held by Van American Insurance Company as service manager/agent for USF&G, and on deposit at PNC Bank, account No. 80-80-004-5864964, Sub-Account No. 300043, in the amount of $5,110,464.25 as of June 1, 1997.

      On, or as soon as reasonably practicable after, the later of the Distribution Date or the first Periodic Distribution Date after the date such USF&G Secured Claim becomes an Allowed USF&G Secured Claim, the holder of an Allowed USF&G Secured Claim will receive in full satisfaction, settlement, and release of and in exchange for such Allowed USF&G Secured Claim (a) Cash equal to the amount of such Allowed USF&G Secured Claim or
(b) such other treatment as to which the Debtors or Reorganized MAWS and such holder will have agreed upon in writing.

                  xvi.  Class 3.16:  INA Secured Claims

      Class 3.16 consists of all Claims secured by the INA Collateral directly or indirectly arising from or under, or relating in any way to, the INA Agreements, to the extent of the value (if any) of the INA Collateral. The INA Collateral consists of the funds on deposit with INA in a Paid Loss Deposit Fund, in the amount of $205,100 as of May 23, 1997.

      On, or as soon as reasonably practicable after, the later of the Distribution Date or the first Periodic Distribution Date after the date such INA Secured Claim becomes an Allowed INA Secured Claim, the holder of an Allowed INA Secured Claim will receive in full satisfaction, settlement, and release of and in exchange for such Allowed INA Secured Claim (a) Cash equal to the amount of such Allowed INA Secured Claim or (b) such other treatment as to which the Debtors or Reorganized MAWS and such holder shall have agreed upon in writing.

                  xvii.  Class 3.17:  West Virginia DEP Secured Claims

      Class 3.17 consists of all Claims, secured by the West Virginia DEP Collateral, directly or indirectly arising from or under, or relating in any way to, the Debtors' landfill closure or post-closure obligations in the State of West Virginia, but only to the extent of the value (if any) of the West Virginia DEP Collateral. The West Virginia DEP Collateral is the cashier's check in the amount of $312,000.00 held by the West Virginia DEP and secured by funds on deposit in Wesbanco Bank, Account Nos. 045-100-0000010832, 046-100-0000022629, 001-100-0000103046, and
040-100-0000004027.

      On, or as soon as reasonably practicable after, the later of the Distribution Date or the first Periodic Distribution Date after the date such West Virginia DEP Secured Claim becomes an Allowed West Virginia DEP Secured Claim, the holder of an Allowed West Virginia DEP Secured Claim will receive in full satisfaction, settlement, and release of and in exchange for such Allowed West Virginia DEP Secured Claim (a) Cash equal to the amount of such Allowed West Virginia DEP Secured Claim or (b) such other treatment as to which the Debtors or Reorganized MAWS and such holder will have agreed upon in writing.

                  xviii.  Class 3.18:  ERC Secured Claims

      Class 3.18 consists of all Claims, if any, of ERC, directly or indirectly arising from or under, or relating in any way to, the ERC Contract, but only to the extent of the value (if any) of any collateral held by or granted to ERC to secure such Claims.

      On, or as soon as reasonably practicable after, the later of the Distribution Date or the first Periodic Distribution Date after the date such ERC Claim becomes an Allowed ERC Secured Claim, the holder of an Allowed ERC Secured Claim will receive in full satisfaction, settlement, and release of and in exchange for such Allowed ERC Secured Claim (a) Cash equal to the value, if any, of the collateral, if any, securing the ERC Secured Claim or (b) such other treatment as to which the Debtors or Reorganized MAWS and such holder will have agreed upon in writing; provided, however, that in no event will the amount of the ERC Secured Claim exceed the balance of the ERC Escrow.

                  xix.  Class 3.19:  Other Secured Claims

      Class 3.19 consists of all Secured Claims against a Debtor other than the Secured Claims included in Classes 3.01 through 3.18, but only to the extent of the value (if any) of any collateral held by or granted to a holder of a Secured Claim to secure such Claim.

      On, or as soon as reasonably practicable after, the later of the Distribution Date or the first Periodic Distribution Date after the date such Other Secured Claim becomes an Allowed Other Secured Claim, the holder of an Allowed Other Secured Claim will receive in full satisfaction, settlement, and release of and in exchange for such Allowed Other Secured Claim (a) Cash equal to the amount of such Allowed Other Secured Claim or
(b) such other treatment as to which the Debtors or Reorganized MAWS and such holder will have agreed upon in writing.

            b.  Class 4:  Unsecured Claims

      Class 4 consists of all unsecured claims that are not classified elsewhere in the Plan. The Class 4 Unsecured Claims have been divided into separate groups in the Plan for descriptive purposes only. Together, all of the groups of Unsecured Claims included in Class 4 make up a single Class of Claims for all other purposes under the Plan and the Bankruptcy Code, including, without limitation, voting on and receiving distributions from the Debtors under, the Plan.

                  i.  Group 4-A

      Group 4-A consists of (A) all Claims of a Senior Note Holder arising from, under, or as a result of the Senior Notes and (B) all L/C Bank Non-Contingent Claims arising from, under, or as a result of a draw down occurring prior to the Consummation Date on a Letter of Credit issued under the Credit Agreement. In the case of the Senior Note Holders, the distributions and other provisions described in Article III.C.2.a of the Plan give effect to, and are in settlement of a dispute with the Subordinated Note Holders with respect to, certain contractual subordination, "make-whole" and similar provisions (including, but not limited to, provisions relating to the payment of post-petition interest and default rate interest) contained in the Senior Note Agreement and the Subordinated Note Indenture. In the case of the L/C Bank Non-Contingent Claims, the distributions set forth in Article III.C.2.a of the Plan give effect to certain contractual subordination provisions contained in the Subordinated Note Indenture.

      On, or as soon as reasonably practicable after, the later of (i) the Distribution Date or (ii) the first Periodic Distribution Date after the date such Unsecured Claim becomes an Allowed Unsecured Claim, the holder of an Allowed Unsecured Claim in Group 4-A will receive its Pro Rata share of the Initial Group 4-A Distribution Amount. On each ensuing Periodic Distribution Date, each holder of an Allowed Unsecured Claim in Group 4-A will receive its Pro Rata share of the Periodic Group 4-A Distribution Amount, but only until such time as the holders Allowed Unsecured Claims in Group 4-A have received the full amount of the Subordination Redistribution Amount and other amounts to which they are entitled under the Plan. On the Distribution Date, each of Weil, Gotshal & Manges LLP, Richards, Layton & Finger, and Arthur Andersen LLP, attorneys and financial advisors for certain Senior Note Holders, shall be paid their reasonable fees and expenses, in an amount not to exceed $100,000 in the aggregate (including the application of any retainer previously paid by the Debtors), for services rendered and disbursements incurred in connection with the Chapter 11 Cases, and such amount shall be deducted from the Initial and Periodic Group 4-B Distribution Amounts until paid in full. Fee applications need not be filed for such fees and expenses, and Bankruptcy Court approval shall not be required, unless the aggregate sought exceeds $100,000.

      The Initial Group 4-A Distribution Amount is the amount of Cash to be distributed to all holders of Allowed Group 4-A Claims on the Distribution Date. It is calculated as the sum of the Pro Rata share of Available Cash allocated to holders of Allowed Class 4 Unsecured Claims in Group 4-A plus the Subordination Redistribution Amount. If the Pro Rata share of available Cash allocated to holders of Allowed Class 4 Unsecured Claims in Group 4-B on the Distribution Date is less than or equal to the Subordination Redistribution Amount, then (i) the Initial Group 4-A Distribution Amount will equal the Pro Rata share of Available Cash allocated to holders of Allowed Class 4 Unsecured Claims in Group 4-A on the Distribution Date plus the Pro Rata share of Available Cash allocated to holders of Allowed Class 4 Unsecured Claims in Group 4-B on the Distribution Date, and (ii) the unpaid balance of the Subordination Redistribution Amount will be deducted from Periodic Group 4-B Distribution Amounts and added to Periodic Group 4-A Distribution Amounts until such Subordination Redistribution Amount has been paid in full. The Subordination Redistribution Amount is the portion of Group 4-B's allocation of Available Cash that is redistributed to holders of Allowed Claims in Group 4-A to give effect to, and in satisfaction of claims between holders of Allowed Claims in Group 4-A and Group 4-B arising from, the contractual subordination, "make whole," default interest, post-petition interest, and other similar provisions set forth in the Senior Note Agreement, the Subordinated Note Indenture, and the Credit Agreement. If the initial distribution to the holders of Allowed Senior Note Claims occurs on or before August 29, 1997, then the Subordination Redistribution Amount will equal that amount of Cash which, when combined with the Pro Rata share of Available Cash allocated to holders of Allowed Class 4 Unsecured Claims in Group 4-A, yields the following distributions: (a) to the holders of 8.85% Senior Notes, an aggregate distribution of $31,210,000, which equals 111% of the principal amount outstanding as of the Petition Date under the terms of the 8.85% Senior Notes (such $31,211,000 being referred to as the "8.85 Base Amount"); (b) to the holders of 9.23% Senior Notes, an aggregate distribution of $44,680,000, which equals 113% of the principal amount outstanding as of the Petition Date under the terms of the 9.23% Senior Notes (such $44,680,000 being referred to as the "9.23 Base Amount"); and
(c) to the holders of L/C Bank Non-Contingent Claims, a distribution equal to the sum of (i) the aggregate amount of all L/C's which have been drawn on (but only to the extent of such draws) on or before the Consummation Date plus (ii) accrued interest on such drawn amount through the Distribution Date at the non-default rate of interest specified in the Credit Agreement. If the initial distribution to the holders of Allowed Senior Note Claims occurs after August 29, 1997, then the Subordination Redistribution Amount will equal that amount of Cash which, when combined with the Pro Rata share of Available Cash allocated to holders of Allowed Class 4 Unsecured Claims in Group 4-A, yields the following distributions:
(a) to the holders of 8.85% Senior Notes, an aggregate distribution equal to the 8.85 Base Amount plus per diem interest computed at the default rate set forth in the Senior Note Agreement on any unpaid balance of the 8.85 Base amount from August 30, 1997 through the date that the 8.85 Base Amount becomes paid in full; (b) to the holders of 9.23% Senior Notes, an aggregate distribution equal to the 9.23 Base Amount plus per diem interest computed at the default rate set forth in the Senior Note Agreement on any unpaid balance of the 9.23 Base amount from August 30, 1997 through the date that the 9.23 Base Amount becomes paid in full; and (c) to the holders of L/C Bank Non-Contingent Claims, a distribution equal to the sum of (i) the aggregate amount of all L/C's which have been drawn on (but only to the extent of such draws) on or before the Consummation Date plus (ii) accrued interest on such drawn amount through the Distribution Date at the non-default rate of interest specified in the Credit Agreement.

      In the event the Pro Rata share of Available Cash allocated to holders of Allowed Class 4 Unsecured Claims in Group 4-B on the Distribution Date is less than or equal to the Subordination Redistribution Amount, then the Initial Group 4-A Distribution Amount will equal the Pro Rata share of Available Cash allocated to holders of Allowed Class 4 Unsecured Claims in Group 4-A on the Distribution Date plus the Pro Rata share of Available Cash allocated to holders of Allowed Class 4 Unsecured Claims in Group 4-B on the Distribution Date, and the unpaid balance of the Subordination Redistribution Amount (i.e., the difference between the Subordination Redistribution Amount and the Pro Rata share of Available Cash allocated to holders of Allowed Class 4 Unsecured Claims in Group 4-B) on the Distribution Date will be deducted from Periodic Group 4-B Distribution Amounts and added to Periodic Group 4-A Distribution Amounts until such Subordination Redistribution Amount has been paid in full.

                  ii.  Group 4-B

      Group 4-B consists of all Claims of a Subordinated Note Holder arising under or as a result of the Subordinated Notes, including, but not limited to, any guarantees thereof. The distributions and other provisions described in Article III.C.2.b of the Plan give effect to, and are in settlement of a dispute with the Senior Note Holders with respect to, certain contractual subordination, "make-whole" and similar provisions (including, but not limited to, provisions relating to the payment of post-petition interest and default rate interest) contained in the Senior Note Agreement and the Subordinated Note Indenture.

      On, or as soon as reasonably practicable after, the later of the Distribution Date or the first Periodic Distribution Date after the date such Unsecured Claim in Group 4-B becomes an Allowed Unsecured Claim, the holder of an Allowed Unsecured Claim in Group 4-B will receive its Pro Rata share of the Initial Group 4-B Distribution Amount. On each ensuing Periodic Distribution Date, each holder of an Allowed Unsecured Claim in Group 4-B will receive its Pro Rata share of the Periodic Group 4-B Distribution Amount.

      The Initial Group 4-B Distribution Amount is the amount of Cash to be distributed to all holders of Allowed Group 4-B Claims on the Distribution Date. It is calculated as the Pro Rata share of Available Cash allocated to holders of Allowed Class 4 Unsecured Claims in Group 4-B minus the Subordination Redistribution Amount. If the Pro Rata share of Available Cash allocated to holders of Allowed Class 4 Unsecured Claims in Group 4-B on the Distribution Date is less than or equal to the Subordination Redistribution Amount, then (i) the Initial Group 4-B Distribution Amount shall be zero, (ii) the Pro Rata share of Available Cash allocated to holders of Allowed Class 4 Unsecured Claims in Group 4-B on the Distribution Date shall become part of the Initial Group 4-A Distribution Amount as provided for in clause (b) of Article I.B.1.73 of the Plan, and
(iii) the unpaid balance of the Subordination Redistribution Amount (i.e., the difference between the Subordination Redistribution Amount and the Pro Rata share of Available Cash allocated to holders of Allowed Class 4 Unsecured Claims in Group 4-B on the Distribution Date) shall be deducted from Periodic Group 4-B Distribution Amounts and added to Periodic Group 4-A Distribution Amounts until such Subordination Redistribution Amount has been paid in full.

                  iii.  Group 4-C

      Group 4-C consists of all Claims that are not Administrative Claims; Priority Tax Claims; Class 1 Other Priority Claims; Class 2 Convenience Claims; Class 3 Secured Claims; Class 4 Group 4-A Senior Note Claims and L/C Bank Non-Contingent Claims; Class 4 - Group 4-B Subordinated Note Claims; Class 5 L/C Bank Contingent Claims; Class 6 Fines, Penalties, and Punitive Damages Claims; Class 7 Securities Claims; or Class 8 Intercompany Claims.

      On, or as soon as reasonably practicable after, the later of the Distribution Date or the first Periodic Distribution Date after the date such Unsecured Claim in Group 4-C becomes an Allowed Unsecured Claim, the holder of an Allowed Unsecured Claim in Group 4-C will receive its Pro Rata share of the Initial Group 4-C Distribution Amount. On each ensuing Periodic Distribution Date, each holder of an Allowed Unsecured Claim in Group 4-C will receive its Pro Rata share of the Periodic Group 4-C Distribution Amount.

      The Initial Group 4-C Distribution Amount is the amount of Cash to be distributed to all holders of Allowed Group 4-C Claims on the Distribution Date. It will be calculated as the Pro Rata share of Available Cash allocated to holders of Allowed Class 4 Unsecured Claims in Group 4-C.

            c.  Class 5:  L/C Bank Contingent Claims

      Class 5 consists of all contingent Claims of an L/C Bank arising under Letters of Credit that are outstanding on the Consummation Date, but only to the extent of the undrawn balance of such Letters of Credit as of the Consummation Date.

      If, and to the extent that, any Letters of Credit remain outstanding and undrawn on the Consummation Date, the Debtors or Reorganized MAWS, as the case may be, will establish an L/C Bank Contingent Claims Reserve for the benefit of the L/C Banks by reserving an amount of Cash equal to 103% of the Face Amount of all Class 5 L/C Bank Contingent Claims (i.e., the Face Amount of all outstanding and undrawn Letters of Credit). On, or as soon as reasonably practicable after, the Distribution Date or the first Periodic Distribution Date after the date any such L/C Bank Contingent Claim becomes a non-contingent, liquidated and undisputed Claim, the holder of such Claim will receive a distribution of Cash from the L/C Bank Contingent Claims Reserve in an amount equal to that portion of the L/C Bank Contingent Claim that has become non-contingent, liquidated and undisputed since the Consummation Date, the record date with respect to the Distribution Date or the record date with respect to the immediately preceding Periodic Distribution Date, as the case may be. Upon the expiration or cancellation of each outstanding and undrawn Letter of Credit, funds shall be released from the L/C Bank Contingent Claims Reserve in an amount equal to the face amount of such expired or cancelled undrawn Letter of Credit and applied in accordance with the provisions of the Plan Administrator Agreement.

            d.  Class 6:  Fines, Penalties, and Punitive Damages Claims

      Class 6 consists of all Claims against any Debtor for any fine, penalty, or forfeiture, or for multiple, exemplary, or punitive damages (other than a penalty of the type specified in section 507(a)(8)(G) of the Bankruptcy Code), to the extent that such fines, penalties, or forfeitures, or damages, are not compensation for actual pecuniary loss suffered by the holder of such Claim. The holders, if any, of Class 6 Fines, Penalties, and Punitive Damages Claims will not be entitled to, and will not, receive or retain any property or interest in property on account of such Claims.

      Pursuant to section 1126(g) of the Bankruptcy Code, Class 6 is deemed to reject the Plan because the holders of Claims in Class 6 will not receive or retain any property or interest in property under the Plan. The Bankruptcy Court may confirm the Plan notwithstanding the rejection by Class 6, provided that the Plan does not "discriminate unfairly" and is "fair and equitable." See Section V.B - "Confirmation of the Plan Confirmation Without Acceptance of All Impaired Classes 'Cramdown'." The Debtors believe the Plan does not "discriminate unfairly" and is "fair and equitable" to Class 6.

            e.  Class 7:  Securities Claims

      Class 7 consists of all Claims against any Debtor arising from the rescission of a purchase or sale of a security of any Debtor, including, but not limited to, Old Common And Other Stock, Old Options, Old Warrants, Senior Notes, Subordinated Notes, all other debt instruments and any and all other rights to acquire Equity Securities of the Debtors, for damages arising from the purchase or sale of such a security, or for reimbursement, contribution or indemnification allowed under section 502 of the Bankruptcy Code on account of such Claim, including, without limitation, a Claim with respect to the actions pending against the Debtors, or their current or former officers and directors in which Securities Claims are asserted, including the Securities Actions.

                  i.  Class 7.01:  Debt Securities Claims

      Class 7.01 consists of all Securities Claims arising from, under, or in any way related to, a Debt Security. The holders of Class 7.01 Debt Securities Claims will not be entitled to, and will not, receive or retain any property or interest in property on account of such Claims.

                  ii.  Class 7.02:  Equity Securities Claims

      Class 7.02 consists of all Securities Claims arising from, under, or in any way related to an Equity Security. The holders of Class 7.02 Equity Securities Claims will not be entitled to, and will not, receive or retain any property or interest in property on account of such Claims.

      Pursuant to section 1126(g) of the Bankruptcy Code, Class 7 is deemed to reject the Plan because the holders of Claims in Class 7 will not receive or retain any property or interest in property under the Plan. The Bankruptcy Court may confirm the Plan notwithstanding the rejection by Class 7, provided that the Plan does not "discriminate unfairly" and is "fair and equitable." See Section V.B - "Confirmation of the Plan Confirmation Without Acceptance of All Impaired Classes 'Cramdown'." The Debtors believe the Plan does not "discriminate unfairly" and is "fair and equitable" to Class 7.

            f.  Class 8:  Intercompany Claims

      Class 8 consists of all Claims held by a Debtor against another Debtor, including, without limitation, (a) any account reflecting intercompany book entries by one Debtor with respect to any other Debtor,
(b) any Claim not reflected in such book entries that is held by a Debtor, and (c) any derivative Claim asserted by or on behalf of one Debtor against another.

      In connection with, and as a result of, the substantive consolidation of the Debtors' Estates and Chapter 11 Cases, on the Confirmation Date or such other date as may be set by a Final Order of the Bankruptcy Court, but subject to the occurrence of the Consummation Date, all Intercompany Claims shall be eliminated and the holders of Class 8 Intercompany Claims shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Claims. The Debtors have consented to this treatment by filing the Plan.

      4.  Impaired Class of Interests

      Class 9:  Equity Securities

      Class 9 consists of all Interests directly or indirectly arising from, under, or in any way relating to, any of the Equity Securities. The Equity Securities and Interests being cancelled under the Plan include, but are not limited to, stock of or other ownership interests in MAWS; stock of or other ownership interests in the Subsidiaries; options or warrants to purchase or acquire such stock and other ownership interests in MAWS or the Subsidiaries; and contracts or other agreements that provide for payment for goods, services, or property in the form of stock or other ownership interests in MAWS or any of the Subsidiaries.

      In connection with, and as a result of, the substantive consolidation of the Debtors' Estates and Chapter 11 Cases, on the Confirmation Date or such other date as may be set by a Final Order of the Bankruptcy Court, but subject to the occurrence of the Consummation Date, all Subsidiary Interests will be eliminated. On the Consummation Date, the Equity Securities (including Subsidiary Interests) will be canceled and the holders of Equity Securities Interests (including Subsidiary Interests) will not be entitled to, and will not, receive or retain any property or interest in property on account of such Equity Securities Interests.

      Pursuant to section 1126(g) of the Bankruptcy Code, Class 9 is deemed to reject the Plan because the holders of Interests in Class 9 will not receive or retain any property or interest in property under the Plan. The Bankruptcy Court may confirm the Plan notwithstanding the rejection by Class 9, provided that the Plan does not "discriminate unfairly" and is "fair and equitable." See Section V.B - "Confirmation of the Plan Confirmation Without Acceptance of All Impaired Classes 'Cramdown'." The Debtors believe the Plan does not "discriminate unfairly" and is "fair and equitable" to Class 9.

C.  MEANS FOR IMPLEMENTATION OF THE PLAN

      1.  Substantive Consolidation

            a.  Substantive Consolidation of the Debtors' Estates

      The Plan contemplates and is predicated upon entry of an order substantively consolidating the Debtors' Estates and Chapter 11 Cases for purposes of all actions associated with confirmation and consummation of the Plan. On the Confirmation Date or such other date as may be set by an order of the Bankruptcy Court, but subject to the occurrence of the Consummation Date, (i) all Intercompany Claims by, between, and among the Debtors will be eliminated, (ii) all assets and liabilities of the Subsidiaries will be merged or treated as if they were merged with the assets and liabilities of MAWS, (iii) any obligation of a Debtor and all guarantees thereof by one or more of the other Debtors will be deemed to be one obligation of MAWS, (iv) the Subsidiary Interests will be cancelled, and (v) each Claim filed or to be filed against any Debtor will be deemed filed only against MAWS and will be deemed a single Claim against and a single obligation of MAWS. On the Confirmation Date, and in accordance with the terms of the Plan and the consolidation of the assets and liabilities of the Debtors, all Claims based upon guarantees of collection, payment, or performance made by the Debtors as to the obligations of another Debtor will be released and of no further force and effect.

      Unless the Bankruptcy Court has approved the substantive consolidation of the Chapter 11 Cases by a prior order, the Plan will serve as, and will be deemed to be, a motion for entry of an order substantively consolidating the Debtors' Chapter 11 Cases. If no objection to substantive consolidation is timely filed and served by any holder of an Impaired Claim affected by the Plan on or before five (5) days prior the Voting Deadline or such other date as may be established by the Bankruptcy Court, the Substantive Consolidation Order (which may be the Confirmation Order) may be entered by the Bankruptcy Court. If any such objections are timely filed and served, a hearing with respect to the substantive consolidation of the Chapter 11 Cases and the objections thereto will be scheduled by the Bankruptcy Court, which hearing may, but is not required to, coincide with the Confirmation Hearing.

            b.  Discussion of Substantive Consolidation

                  i.  General Description

      Substantive consolidation of the estates of multiple debtors in a bankruptcy case effectively combines the assets and liabilities of the multiple debtors and treats them as if they belonged to a single merged entity. The nature and effect of consolidation closely resemble a corporate merger and usually result in "pooling the assets of, and claims against, the [consolidating] entities; satisfying liabilities from the resulting common fund; eliminating inter-company claims; and combining the creditors of the [consolidating] companies for purposes of voting on reorganization plans." In re Augie/Restivo Baking Co., 860 F.2d 515, 518 (2d Cir. 1988). There is no statutory authority specifically authorizing substantive consolidation. The authority of a bankruptcy court to order substantive consolidation is derived from its general equitable powers under section 105(a) of the Bankruptcy Code, which provides that the court may issue orders necessary to carry out the provisions of the Bankruptcy Code. In re DRW Property Co. 82, 54 B.R. 489, 494 (Bankr. N.D. Tex. 1985). Nor are there statutorily prescribed standards for substantive consolidation. Instead, judicially developed standards control whether substantive consolidation should be granted in any given case.

                  ii.  Legal Standards for Substantive Consolidation

      The propriety of substantive consolidation must be made on a case-by-case basis. E.g., FDIC v. Colonial Realty Co., 966 F.2d 57 (2d Cir.
1992). In deciding whether or not to consolidate, a number of earlier cases relied on the presence or absence of certain "elements" that are similar to factors relevant to piercing the corporate veil under applicable state law. E.g., In re Gulfco Inv. Corp., 593 F.2d 921 (10th Cir. 1979). More recent cases, however, while not ignoring these elements, have applied a less mechanical approach. Thus, for example, the Second Circuit Court of Appeals, in In re Augie/Restivo, concluded that the extensive list of elements and factors frequently cited and relied upon by other courts in determining the propriety of substantive consolidation are "merely variants on two critical factors," namely, "(1) whether creditors dealt with the entities as a single economic unit and 'did not rely on their separate identity in extending credit, . . . ' or (ii) whether the affairs of the debtors are so entangled that consolidation will benefit all creditors. . . " 860 F.2d at 518. More recently, the Eleventh Circuit, in Eastgroup Properties v. Southern Motel Assoc., Ltd., 935 F.2d 245 (11th Cir. 1991), viewed those elements and factors "as examples of information that may be useful to courts charged with deciding whether there is substantial identity between the entities to be consolidated and whether consolidation is necessary to avoid some harm or to realize some benefit." Id. at 250. Under the Eastgroup test, a proponent of substantive consolidation must show that there is substantial identity between the entities to be consolidated and that consolidation is necessary to avoid some harm or realize some benefit. Once the proponent makes this showing, a presumption arises that creditors have not relied solely on the credit of one of the entities involved, and the burden shifts to an objecting creditor to show that (i) it has relied on the separate credit of one of the entities to be consolidated and (ii) it will be prejudiced by substantive consolidation. Eastgroup, 935 F.2d at 251; Reider v. FDIC (In re Reider), 31 F.3d 1102, 1108 (11th Cir. 1994).

      Regardless of which of the "two similar but not identical tests . . . for assessing the propriety of substantive consolidation in the corporate context" is applied, In re Reider, 31 F.3d at 1107, the "elements" enumerated in the earlier cases remain relevant, but not necessarily dispositive, as to whether substantive consolidation should be granted. These elements include:

      o the degree of difficulty in segregating and ascertaining the individual assets and liabilities of the entities to be consolidated;

      o the presence or absence of consolidated financial statements among the entities to be consolidated;

      o the likelihood that consolidation of the different entities into one entity at a single physical location would prove profitable to the debtor;

      o the commingling of assets and business functions among the entities to be consolidated;

      o the unity of interests and ownership among the various entities;

      o the existence of parent and intercorporate guarantees on loans to the various entities; and

      o the transfer of assets to and from the various entities without formal observance of corporate formalities.

In re Vecco Constr. Indus., 4 B.R. 407, 410 (Bankr. E.D. Va. 1980).

                  iii. Factual Basis for and Result of a Substantive Consolidation of the Debtors' Estates

      The facts and circumstances surrounding the historical business operations of MAWS and the Subsidiaries support substantive consolidation in these Chapter 11 Cases. Thus, for example, MAWS and the Subsidiaries historically have issued consolidated financial statements and filed consolidated tax returns. Each of the Subsidiaries, with the exception of Northwestern Disposal Co., is a direct wholly-owned subsidiary of MAWS and Northwestern Disposal Co. is wholly-owned by Mid-American Waste Systems of West Virginia, Inc., which, in turn, is wholly owned by MAWS. At all times since MAW's inception, MAWS and its Subsidiaries have had common officers and directors; they have always shared key employees and outside professionals, including, but not limited to, employees of MAWS who performed human resources, accounts receivable/payable, legal, and risk management services for the benefit of all the Debtors and accounting firms, law firms, engineers, and consultants who rendered services to all of the Debtors.

      Historically, the Debtors have shared more than just employees and professionals. In particular, for many years the Debtors have shared a centralized cash management system. Under this system, virtually all cash was centralized within MAWS and funds were moved into and through MAWS on an "as needed" basis to meet the short and long term cash requirements of all of the Debtors. Thus, monies were regularly moved from one entity to another as required -- often for repayment by one Debtor of a loan or other obligation incurred by a another Debtor. As an outgrowth of this consolidated cash management system, intercompany loans routinely were made by and between MAWS and the Subsidiaries (and by and between the Subsidiaries themselves) in the ordinary course of the Debtors' business.

      The Debtors' books and records, however, do not accurately reflect the movement of cash between the various entities. Nor do they constitute a reliable source of information regarding the Debtors' intercompany accounts. Indeed, the amounts showing on the Debtors' books and records as payable and receivable between the various entities do not reflect the balances that would exist if transactions between the Debtors had been appropriately recorded for purposes of separate company reporting and the differences in many cases is material. Due to the volume of transactions (tens of thousands) between MAWS and the Subsidiaries and the significant passage of time (several years), it would be extraordinarily time consuming and prohibitively expensive for the Debtors to determine on an Estate by Estate basis the adjustments needed to reasonably approximate intercompany balances. Even then, there can be no assurance that the end product would provide fair approximations of such balances due to (a) numerous uncertainties with respect to available historical knowledge and supporting documentation and (b) complexities such as extensive acquisition and disposition activity by the Debtors.

      2.  Merger Of Subsidiaries Into MAWS

      On the Consummation Date or as soon thereafter as practicable, (a) the members of the board of directors of each of the Subsidiaries will be deemed to have resigned, (b) subject to any limitations imposed by the terms of the Asset Purchase Agreement, each of the Subsidiaries will be merged with and into MAWS, and (c) the Chapter 11 Cases of the Subsidiaries will be closed, following which any and all proceedings that could have been brought or otherwise commenced in the Chapter 11 Case of any Subsidiary will be brought or otherwise commenced in MAWS' Chapter 11 Case.

      3.  The Plan Administrator

      From and after the Consummation Date, [TO BE NAMED BY COMMITTEE] or such other Person as may be designated by the Creditors' Committee prior to the Confirmation Date, will serve as the Plan Administrator pursuant to the Plan Administrator Agreement and the Plan, until death, resignation or discharge and the appointment of a successor Plan Administrator in accordance with the Plan Administrator Agreement. Reorganized MAWS will retain and have all the rights, powers and duties necessary to carry out its responsibilities under the Plan. Such rights, powers and duties, which will be exercisable by the Plan Administrator on behalf of Reorganized MAWS pursuant to the Plan and the Plan Administrator Agreement, are more fully set forth in Article IV.F of the Plan.

      The Plan Administrator will be compensated from an Operating Reserve established and maintained by Reorganized MAWS to fund its ongoing operating expenses. Any professionals retained by the Plan Administrator to assist the Plan Administrator with the implementation of the Plan will be entitled to reasonable compensation for services rendered and reimbursement of expenses incurred. The payment of the fees and expenses of the Plan Administrator and its retained professionals will be made in the ordinary course of business and will not be subject to the approval of the Bankruptcy Court, but will be subject to review by the Plan Committee.

      Reorganized MAWS will indemnify and hold harmless the Plan Administrator and its professionals, or any duly designated agent or representative thereof (in its capacity as such), from and against and in respect to any and all liabilities, losses, damages, claims, costs and expenses, including, but not limited to attorneys' fees arising out of or due to their actions or omissions, or consequences of such actions or omissions, other than as a result of their willful misconduct or gross negligence, with respect to Reorganized MAWS or the implementation or administration of the Plan. To the extent Reorganized MAWS indemnifies and holds harmless the Plan Administrator and its professionals, or any duly designated agent or representative thereof (in its capacity as such), as provided above, the legal fees and related costs incurred by counsel to the Plan Administrator in monitoring and participating in the defense of such claims giving rise to the right of indemnification will be paid out of the Operating Reserve. The Plan Administrator will be authorized to obtain, on behalf of Reorganized MAWS, appropriate insurance for itself, its agents and its employees, including, but not limited to, general liability and officer and director liability insurance, which may include a reasonable run-off endorsement.

      From and after the Consummation Date, as more fully set forth in the Plan, Reorganized MAWS and the Plan Administrator will be authorized to object to Claims or Interests filed against any of the Debtors' Estates. They also will be authorized, pursuant to Fed. R. Bankr. P. 9019(b) and section 105(a) of the Bankruptcy Code, to compromise and settle Disputed Claims. If the Face Amount of the Disputed Claim is less than $50,000, the Plan Administrator may settle the Disputed Claim without notice to any party. If the Face Amount is more than $50,000 but less than $500,000, the Plan Administrator must provide notice of the proposed settlement to the Plan Committee. If the Plan Committee objects to the proposed settlement of such a Disputed Claim and does not withdraw its objection, then the Plan Administrator must obtain Bankruptcy Court approval of the proposed settlement. Court approval also must be obtained for settlements of Disputed Claims with a Face Amount in excess of $500,000.

      4.  Creditors' Committee And Plan Committee

      The Creditors' Committee will continue in existence until the Consummation Date, at which time it will be dissolved and its members will be released from all their duties, responsibilities and obligations in connection with the Chapter 11 Cases or the Plan and its implementation. The retention or employment of the Creditors' Committee's attorneys, accountants, and other agents, also will terminate on that date. All expenses of Creditors' Committee members and the fees and expenses of their professionals through the Consummation Date will be paid in accordance with the terms and conditions of the Professional Fee Order.

      On the Consummation Date, the Plan Committee will be formed and constituted. The Plan Committee will consist of three Creditors' Committee members who will be appointed by the Creditors' Committee and whose identities will be disclosed to the Bankruptcy Court. If no one is willing to serve on the Plan Committee or there shall have been no Plan Committee members for a period of thirty (30) consecutive days, then the Plan Administrator may, during such vacancy and thereafter, ignore any references in the Plan, the Plan Administrator Agreement, or the Confirmation Order to a Plan Committee, and all references to the Plan Committee's ongoing duties and rights in the Plan, the Plan Administrator Agreement, and the Confirmation Order will be null and void. The responsibilities of the Plan Committee are set forth in Article IV of the Plan. The members of the Plan Committee will serve without compensation for their performance of services as members of the Plan Committee, but they will be entitled to reimbursement of reasonable expenses by Reorganized MAWS.

      The Plan Committee will have the right to retain the services of attorneys, accountants, and other agents which, in the discretion of the Plan Committee, are necessary to assist the Plan Committee in the performance of its duties. The fees and expenses of such professionals will be paid by Reorganized MAWS from the Operating Reserve upon the monthly submission of bills to the Plan Administrator and the Plan Committee. The payment of the fees and expenses of the Plan Committee's retained professionals will be made in the ordinary course of business and will not be subject to the approval of the Bankruptcy Court.

      Neither the Plan Committee, nor any of its members, designees, or professionals, nor any duly designated agent or representative of the Plan Committee, or their respective employees, will be liable for the act or omission of any other member, designee, agent, or representative of the Plan Committee, nor will any member be liable for any act or omission taken or omitted to be taken in its capacity as a member of the Plan Committee, other than acts or omissions resulting from such member's willful misconduct or gross negligence. The Plan Committee may, in connection with the performance of its functions, and in its sole and absolute discretion, consult with counsel, accountants and its agents, and will not be liable for any act taken, omitted to be taken, or suffered to be done in accordance with advice or opinions rendered by such professionals. Notwithstanding such authority, the Plan Committee will be under no obligation to consult with counsel, accountants or agents, and its determination to not do so will not result in the imposition of liability on the Plan Committee, or its members and/or designees, unless such determination is based on willful misconduct or gross negligence. Reorganized MAWS will indemnify and hold harmless the Plan Committee and its members, designees, and professionals, and any duly designated agent or representative thereof (in its capacity as such), from and against and in respect to any and all liabilities, losses, damages, claims, costs and expenses, including, but not limited to attorneys' fees arising out of or due to their actions or omissions, or consequences of such actions or omissions, other than as a result of their willful misconduct or gross negligence, with respect to Reorganized MAWS or the implementation or administration of the Plan. To the extent Reorganized MAWS indemnifies and holds harmless the Plan Committee and its members, designees, or professionals, or any duly designated agent or representative thereof (in its capacity as such), as provided above, the legal fees and related costs incurred by counsel to the Plan Committee in monitoring and participating in the defense of such claims giving rise to the right of indemnification will be paid out of the Operating Reserve.

      5.  No Revesting Of Assets

      The Debtors in these Chapter 11 Cases are not reorganizing; they are liquidating. Thus, the assets of the Debtors are being administered for the benefit of holders of Allowed Claims against the Debtors and will not be used in any ongoing business enterprise. Additionally, the Debtors most likely will not receive a discharge by virtue of confirmation of the Plan because section 1141(d)(3) of the Bankruptcy Code provides that confirmation of a plan of a corporate debtor does not discharge such debtor if (i) the plan provides for the liquidation of all or substantially all of the property of the estate and (ii) the debtor does not engage in business after confirmation of the plan. Accordingly, it is important that, following confirmation of the Plan, the Debtors' assets remain subject to the jurisdiction and protection of the Bankruptcy Court. For that reason, the property of the Debtors' Estates will not be vested in the Debtors on or following the Confirmation Date or the Consummation Date, but will remain property of the Estate(s) and continue to be subject to the jurisdiction of the Bankruptcy Court following confirmation of the Plan until distributed to holders of Allowed Claims in accordance with the provisions of the Plan and Confirmation Order. From and after the Consummation Date, all such property will be distributed in accordance with the provisions of the Plan and the Confirmation Order.

      6.  Distributions

            a.  Cancellation Of Existing Securities And Agreements

      On the Consummation Date, except as otherwise provided in the Plan,
(i) the Existing Securities and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of any of the Debtors will be canceled and (ii) the obligations of the Debtors under any agreements, indentures or certificates of designations governing the Existing Securities and any other note, bond, indenture or other instrument or document evidencing or creating any indebtedness or obligation of a Debtor, will be released. Notwithstanding the foregoing, each indenture or other agreement that governs the rights of the holder of a Claim and that is administered by an indenture trustee, an agent, or a servicer will continue in effect for the sole and limited purposes of (i) allowing such indenture trustee, agent, or servicer to make the distributions required to be made pursuant to the Plan on account of such Claims, and (ii) permitting such indenture trustee, agent, or servicer to maintain any rights or liens it may have for fees, costs and expenses under such indenture or other agreement; provided, however, that the provisions of clause (ii) of this paragraph will not affect the release of the Debtors' liabilities under the Plan and the Confirmation Order or result in any expense or liability to the Debtors or Reorganized MAWS. Reorganized MAWS will not have any obligations to any indenture trustee, agent or servicer (or to any Disbursing Agent replacing such indenture trustee, agent or servicer) for any fees, costs or expenses. The Plan, however, does not preclude any indenture trustee, agent or servicer (or any Disbursing Agent replacing such indenture trustee, agent or servicer) from being paid or reimbursed for pre-petition and post-petition fees, costs and expenses from the initial or periodic distributions to holders of Claims governed by such indenture or agreement in accordance with the provisions set forth therein.

            b.  Surrender Of Cancelled Debt Instruments Or Securities

      On or before the Distribution Date, or as soon thereafter as practicable, each holder of an instrument evidencing a Claim on account of Debt Securities (a "Certificate") must surrender such Certificate to the Plan Administrator or Reorganized MAWS or, with respect to indebtedness that is governed by an indenture or other agreement, the respective indenture trustee, agent, or servicer, as the case may be, and such Certificate will be cancelled. No distribution of property hereunder will be made to or on behalf of any such holder unless and until such Certificate is received by the Plan Administrator or Reorganized MAWS or the respective indenture trustee, agent, or servicer, as the case may be, or the unavailability of such Certificate is reasonably established to the satisfaction of the Plan Administrator or Reorganized MAWS or the respective indenture trustee, agent, or servicer, as the case may be. Any holder who fails to surrender or cause to be surrendered his Certificate or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Plan Administrator or Reorganized MAWS or the respective indenture trustee, agent, or servicer, as the case may be, prior to the fifth (5th) anniversary of the Confirmation Date, will be deemed to have forfeited all rights and Claims in respect of such Certificate and will not participate in any distribution under the Plan, and all property in respect of such forfeited distribution, including interest accrued thereon, will revert to Reorganized MAWS notwithstanding any federal or state escheat laws to the contrary and will be distributed in accordance with the terms of the Plan.

            c.  Sources Of Cash For Plan Distributions

      Except as otherwise provided in the Plan or the Confirmation Order, all Cash necessary for Reorganized MAWS and the Plan Administrator to make payments pursuant to the Plan will be obtained from the Debtors' cash balances and the liquidation of the Debtors' remaining non-Cash assets, if any. Cash payments to be made pursuant to the Plan will be made by Reorganized MAWS (or any successor thereto) or, if the Disbursing Agent is an entity other than Reorganized MAWS, the Disbursing Agent.

      7.  Resolution of Disputed, Contingent, and Unliquidated Claims

            a.  Objection Deadline; Prosecution Of Objections

      The Debtors or Reorganized MAWS, as the case may be, will be allowed up to 120 days after the Consummation Date (unless extended by an order of the Bankruptcy Court) to file objections to Claims with the Bankruptcy Court and serve such objections upon the holders of each of the Claims to which objections are made. Nothing contained in the Plan, however, will limit Reorganized MAWS' right to object to Claims, if any, filed or amended more than 120 days after the Consummation Date. Subject to the limitations set forth in the Plan Administrator Agreement and Article IV.F of the Plan, and the oversight of the Plan Committee, Reorganized MAWS and the Plan Administrator will be authorized to resolve all Disputed Claims by withdrawing or settling such objections thereto, or by litigating to judgment the validity, nature, and/or amount thereof in the Bankruptcy Court or such other court having jurisdiction.

            b.  No Distributions Pending Allowance

      No payments or distributions will be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim.

            c.  Escrows; Reserves; Accounts

      Reorganized MAWS will (i) continue to hold in escrow all amounts previously escrowed pursuant to an order of the Bankruptcy Court in accordance with the terms and conditions of such order, (ii) on the Consummation Date or as soon thereafter as practicable, establish and fund the Operating Reserve, Administrative Claims Reserve, Disputed Claims Reserve, L/C Bank Contingent Claims Reserve and such other reserves or escrows as are permitted under the terms of the Plan Administrator Agreement in accordance with the terms of the Plan Administrator Agreement, and (iii) establish various bank and other accounts. In general, the purpose of the reserves is to ensure that sufficient Cash is set aside (i) to pay in full the anticipated expenses, costs, post-consummation taxes and fees associated with consummating and completing distributions under the Plan, including the costs and fees associated with the Plan Administrator, the Plan Committee and Reorganized MAWS, (ii) to pay in full Disputed Administrative Claims, Disputed Priority Tax Claims, and Disputed Other Priority Claims that eventually become Allowed Claims, (iii) to pay in full all L/C Bank Contingent Claims that become non-contingent, undisputed and liquidated Claims following the Consummation Date, and (iv) to pay holders of Disputed Claims in Classes 3 and 4 the amounts to which they are entitled under the Plan if, as and when their Disputed Claims become Allowed Claims. Reorganized MAWS also is authorized to establish a reserve for unclaimed distributions, the purpose of which is to protect, for a three-year period, holders of Claims who have failed to collect their distributions.

            d.  Reserve Amount; Estimation Amount

                  i.  Disputed Claims Reserve

      As noted above, on the Consummation Date, or as soon thereafter as practicable, Reorganized MAWS must establish and fund the Disputed Claims Reserve, into which Reorganized MAWS must deposit an amount of Cash equal to the sum of the Reserve Amounts and 70% of the Estimated Amounts of all Disputed Claims other than those covered by the Administrative Claims Reserve or the L/C Bank Contingent Claims Reserve. If no Reserve Amount or Estimated Amount has been determined and reserved for a particular Disputed Claim, Cash in an amount equal to 70% of the amount actually claimed in a timely-filed proof claim by the holder of the Disputed Claim in question must initially be reserved in the Disputed Claim Reserve. "Estimated Amounts" refers to the Bankruptcy Court's estimation of the amount (if any) of a Disputed Claim, while "Reserve Amount" refers to the amount (if any) that the Bankruptcy Court determines should be set aside in a reserve with respect to a given Disputed Claim.

                  ii.  Administrative Claims Reserve

      As noted above, on the Consummation Date, or as soon thereafter as practicable, Reorganized MAWS must establish and fund with Cash the Administrative Claims Reserve for the benefit of the holders of Disputed Administrative Claims. The initial amount of the Administrative Claims Reserve will equal the sum of the Face Amounts of all Disputed Administrative Claims, Disputed Priority Tax Claims, and Disputed Other Priority Claims plus the Reserve Amount or the Estimated Amount of all such Disputed Claims having no Face Amount.

                  iii.  L/C Bank Contingent Claims Reserve

      As noted above, on the Consummation Date, or as soon thereafter as practicable, Reorganized MAWS must establish and fund with Cash the L/C Bank Contingent Claims Reserve for contingent L/C Bank Contingent Claims. The initial amount of the L/C Bank Contingent Claims Reserve must equal 103% the Face Amount of all Class 5 L/C Bank Contingent Claims.

            e.  Distributions After Allowance

      Reorganized MAWS will make payments and distributions from the appropriate Reserves to the holder of any (i) Disputed Administrative Claim, Disputed Priority Tax Claim, Disputed Other Priority Claim, or Disputed Claim that has become an Allowed Claim or (ii) L/C Bank Contingent Claim that has become an undisputed, non-contingent, and liquidated Claim, on the first Periodic Distribution Date following the date that all or part of such Disputed Administrative Claim, Disputed Priority Tax Claim, Disputed Other Priority Claim, or Disputed Claim becomes an Allowed Claim or such L/C Bank Contingent Claim becomes an undisputed, non-contingent, and liquidated Claim. All payments and distributions to holders of Allowed Claims from the accounts, Reserves, and Escrows will be made in accordance with the provisions of the Plan governing the class of Claims to which the holder of such Allowed Claim belongs and pursuant to the terms of Section
2.7 of the Plan Administrator Agreement. Holders of Disputed Administrative Claims, Disputed Priority Tax Claims, Disputed Other Priority Claims, and Disputed Claims (other than (i) Class 5 L/C Bank Contingent Claims and (ii) Disputed Claims whose resolution and payment is subject to an Escrow Order) that ultimately become Allowed Claims will also be entitled to receive interest for the Period between the Distribution Date and the date of the initial distribution on account of such Claim (the "Disallowance Period"), calculated by multiplying (A) the initial amount distributed to such holder on the Periodic Distribution Date in question times (B) the difference of
(1) the then current rate of interest on a 30-day Treasury Bill minus (2) 150 basis points times (C) the number of days in the Disallowance Period divided by 365.

            f.  Release from Reserves

      Funds can be released from or added to the Reserves under certain circumstances specified in the Plan Administrator Agreement. Thus, for example, on each Periodic Distribution Date, the Plan Administrator is required to determine the amount of Cash required to adequately maintain each Reserve. If, in consultation with the Plan Committee, the Plan Administrator determines that a given Reserve is overfunded, the Plan Administrator must transfer any excess Cash in the overfunded Reserve to any Reserve that may be underfunded or, if all Reserves are adequately funded, to the General Account(s), at which time it becomes available for distribution to holders of Allowed Class 4 Claims. If, on the other hand, the Plan Administrator, in consultation with the Plan Committee, determines that a given Reserve is underfunded, Cash must be transferred to the underfunded Reserve from any overfunded Reserves or, if there are no overfunded Reserves, from the General Account(s) until the underfunding is eliminated. No distributions to holders of Allowed Claims in Class 4 can be made while any Reserve is underfunded.

      Funds can also be transferred out of the Administrative Claims Reserve, the Disputed Claims Reserve and the L/C Bank Contingent Claims Reserve as Disputed Claims and contingent L/C Bank Contingent Claims are resolved. Once a Disputed Claim has been finally resolved (by settlement or Final Order of the Bankruptcy Court), the Cash in the appropriate Reserve attributable to that Disputed Claim is used (1) first, to make any initial distribution to which the holder of the Claim may be entitled by virtue of the resolution of its Claim, (2) second, to eliminate underfunding in any underfunded Reserve(s), and (3) third, to fund the General Account(s), at which time it becomes available for distribution to holders of Allowed Class 4 Claims.

      Funds can also be released from the appropriate Reserve if the Bankruptcy Court determines a Reserve Amount or Estimated Amount for a given Disputed Claim that would warrant a reserve lower than the one originally established with respect to such Claim.

      8.  Miscellaneous

            a.  Record Date For Distributions

      At the close of business on the Record Date, the transfer ledgers for the Debt Securities will be closed, and there will be no further changes in the record holders of the Debt Securities. Reorganized MAWS will have no obligation to recognize any transfer of such Debt Securities occurring after the Record Date and will be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the transfer ledgers as of the close of business on the Record Date.

            b.  Distributions By Reorganized MAWS

      Reorganized MAWS will make all distributions of Cash required to be distributed under the applicable provisions of the Plan. Reorganized MAWS may employ or contract with other entities to assist in or make the distributions required by the Plan. Notwithstanding any other provision of the Plan, Reorganized MAWS will not be required to make distributions or payments of fractions of dollars. Whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment made will reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars being rounded down. Neither Reorganized MAWS nor any third-party Disbursing Agent will make any payment of less than fifty dollars ($50.00) with respect to any individual Claim unless such payment constitutes a final distribution to the holder of such Claim.

            c.  Delivery Of Distributions And Undeliverable Or
                Unclaimed Distributions

      Distributions to holders of Allowed Claims will be made at the addresses set forth in the Schedules or other records of the Debtors or Reorganized MAWS at the time of the distribution. If the distribution to any holder of an Allowed Claim is returned to the Disbursing Agent as undeliverable, no further distributions will be made to such holder unless and until the Disbursing Agent is notified in writing of such holder's then-current address. Undeliverable distributions will remain in the possession of the Disbursing Agent pursuant to Article VI.D of the Plan until such time as a distribution becomes deliverable. Undeliverable Cash will be held in an Unclaimed Distribution Reserve for the benefit of the potential claimants of such funds, and will be accounted for separately. On each Periodic Distribution Date, Reorganized MAWS will make all distributions that have become deliverable since the Distribution Date or the immediately preceding Periodic Distribution Date, as the case may be, together with any interest actually earned thereon. Any holder of an Allowed Claim that does not assert a claim pursuant to the Plan for an undeliverable distribution within three (3) years after the Consummation Date will be deemed to have forfeited its claim for such undeliverable distribution and will be forever barred and enjoined from asserting any such claim for an undeliverable distribution against the Debtors, Reorganized MAWS, the Plan Administrator, or their property. In such cases, any Cash or other property held for distribution on account of such claims for undeliverable distributions will become the property of Reorganized MAWS free of any restrictions thereon and will be distributed in accordance with the terms of the Plan and the Plan Administrator Agreement. Nothing contained in the Plan or the Plan Administrator Agreement will require Reorganized MAWS or any Disbursing Agent, including, but not limited to, the Plan Administrator, to attempt to locate any holder of an Allowed Claim.

            d.  Executory Contracts and Unexpired Leases

      Except as otherwise provided in the Plan, or in any contract, instrument, release, or other agreement or document entered into in connection with the Plan, each of the executory contracts and unexpired leases to which any Debtor is a party, to the extent such contracts or leases are executory contracts or unexpired leases, will be rejected by the applicable Debtor on the Confirmation Date, unless such contract or lease
(i) previously (a) has been assumed or rejected by the Debtors (including, but not limited to, those executory contracts or unexpired leases assumed by the Debtors and assigned to USA Waste) or (b) shall have expired or terminated pursuant to its own terms (including, but not limited to, the employment agreements between MAWS and Alan B. Howald, Dennis W. Marchetti, Kent Adkins, R.J. Roberts, and Hilary Plauche which have been terminated by their terms) or (ii) is listed on the schedule of assumed contracts and leases annexed to the Plan as Exhibit B; provided, however, that neither the inclusion by the Debtors of a contract or lease on Exhibit B to the Plan nor anything contained in Article VII.A of the Plan or this Disclosure Statement constitutes an admission by any Debtor that such contract or lease is an executory contract or unexpired lease or that any Debtor or its successors and assigns have any liability thereunder. The Confirmation Order will constitute an order of the Bankruptcy Court approving the rejections described in Article VII.A of the Plan, pursuant to section 365 of the Bankruptcy Code, as of the Confirmation Date.

      If the rejection of an executory contract or unexpired lease pursuant to Article VII.A of the Plan gives rise to a Claim by the other party or parties to such contract or lease, such Claim will be forever barred and will not be enforceable against the applicable Debtor or its Estate, Reorganized MAWS, or their respective successors or properties unless a proof of Claim is filed and served on Reorganized MAWS and counsel for Reorganized MAWS within 40 days after service of a notice of entry of the Confirmation Order or such other date as prescribed by the Bankruptcy Court.

      Any monetary amounts by which each executory contract and unexpired lease, if any, to be assumed under the Plan may be in default will be satisfied, under section 365(b)(1) of the Bankruptcy Code, by cure payments to be made on the Distribution Date. In the event of a dispute regarding matter pertaining to assumption or assignment, the Debtors or Reorganized MAWS will make such cure payments following the entry of a Final Order resolving the dispute and approving the assumption and, as the case may be, assignment, as more fully set forth in the Plan. The Confirmation Order will constitute an order of the Bankruptcy Court approving the assumptions (and assignments, as the case may be), if any, described in Article VII.C of the Plan, pursuant to section 365 of the Bankruptcy Code, as of the Confirmation Date.

            e.  Preservation Of Rights Of Action; Settlement of
                Litigation Claims

      Except as otherwise provided in the Plan, the Confirmation Order, or in any document, instrument, release, or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Estate(s) will retain the Litigation Claims described in Exhibit C to the Plan. Reorganized MAWS may, in consultation with the Plan Committee, enforce, sue on, settle or compromise (or decline to do any of the foregoing) any or all of the Litigation Claims. The failure of the Debtors to list a claim, right of action, suit, or proceeding on Exhibit C to the Plan does not constitute a waiver or release by the Debtors of such claim, right of action, suit, or proceeding, and Reorganized MAWS has retained the right to pursue additional Claims, rights of action, suits or proceedings.

      In addition, at any time after the Confirmation Date and before the Consummation Date, notwithstanding anything in the Plan to the contrary, the Debtors, in consultation with the Creditors' Committee, may settle some or all of the Litigation Claims with the approval of the Bankruptcy Court pursuant to Fed. R. Bankr. P. 9019.

            f.  ADR

      The Debtors have requested or will request that the Bankruptcy Court establish the ADR for the liquidation and payment of Damage Claims. The ADR will be implemented prior to the Confirmation Date, but will continue after the Confirmation Date and the Consummation Date. The Debtors anticipate that, pursuant to the ADR, each Damage Claim will be subjected to a process designed to produce a settlement with respect to such Damage Claim. If unsuccessful, the holder of the Damage Claim would then be entitled to obtain relief from the Bankruptcy Court to pursue the Damage Claim in an appropriate forum, which may include the Bankruptcy Court if so requested by Reorganized MAWS.

            g.  Interest On Claims

      Unless otherwise specifically provided for in the Plan or Confirmation Order, or required by applicable bankruptcy law, and subject to the provisions of the Article VI.B of the Plan, post-petition interest will not accrue or be paid on any Claims, and no holder of a Claim will be entitled to interest accruing on or after the Petition Date on any Claim. Interest will, however, be paid on the initial distribution with respect to Disputed Claims (other than Class 5 L/C Bank Contingent Claims and Disputed Claims whose resolution and payment is subject to an Escrow Order) for the period from the Distribution Date to the date of the initial distribution on such Claim (the "Disallowance Period") at a rate of interest equal to
(1) the initial amount distributed to such holder times (2) the difference between (A) the then current rate of interest on a 30-day Treasury Bill minus (B) 150 basis points times (3) the number of days in the Disallowance Period divided by 365.

            h.  Effects of Confirmation

                  i.  Waiver of Claims; Covenant Not To Sue

      Effective as of the Confirmation Date, but subject to the occurrence of the Consummation Date, and except as otherwise provided in the Plan or the Confirmation Order, (i) all Persons who have held, hold, or may hold Claims against or Interests in the Debtors and (ii) the Debtors, shall be deemed to have forever waived and covenanted with each of the Debtors, the Estate(s), Reorganized MAWS, and the Identified Officers and Directors (collectively, the "Released Parties"), to waive and not to (i) sue, or otherwise seek any recovery from the Released Parties or their property, whether for tort, fraud, contract, violations of federal or state securities laws, or otherwise, based upon any act or occurrence or failure to act taken or occurring before the Consummation Date arising out of the business or affairs of the Debtors, or (ii) assert against any of the Released Parties or their property any Claim, obligation, right, cause of action and liability which any such holder of a Claim against or Interest in the Debtors may be entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, based in whole or in part upon any act or omission, transactions, or occurrence taking place on or before the Consummation Date in any way relating to the Debtors, these Chapter 11 Cases, or the Plan; provided, however, that nothing contained in the Plan or the Confirmation Order shall release, or be deemed to release, any non-Debtor third parties from the causes of action (i) retained by Reorganized MAWS or (ii) being pursued in the Securities Actions as of June 20, 1997.

                  ii.  Exculpation and Limitation on Liability

      Neither the Debtors nor the Creditors' Committee, nor any of their respective present or former members, officers, directors, employees, advisors, attorneys, or agents, will have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Debtors' Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct or gross negligence, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

      Notwithstanding any other provision of the Plan, no holder of a Claim or Interest, no other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, and no successors or assigns of the foregoing, will have any right of action against the Debtors, the Estate(s), Reorganized MAWS, the Creditors' Committee, or any of their respective present or former members, officers, directors, employees, advisors, attorneys, or agents, for any act or omission in connection with, relating to, or arising out of, the Debtors' Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct or gross negligence.

                  iii.  Injunction

      Except as otherwise provided in the Plan, the Confirmation Order will provide, among other things, that from and after the Confirmation Date, all Persons who have held, hold, or may hold Claims against or Interests in the Debtors are permanently enjoined from taking actions against the Debtors, the Estate(s), Reorganized MAWS, the Plan Administrator, or any of their property on account of any such Claims or Interests, all as more fully set forth in Article XII.D of the Plan. The purpose of this injunction is to ensure that Reorganized MAWS' assets are distributed in an orderly fashion in accordance with the procedures and distributive scheme set forth in the Plan and the Plan Administrator Agreement.

            i. Termination Of Subordination Rights; Settlement Of Related Claims And Controversies

      All Claims of the Senior Note Holders and Subordinated Note Holders against the Debtors and all rights and claims between or among the Senior Note Holders and Subordinated Note Holders relating in any manner whatsoever to claimed subordination, "make-whole" or similar rights, including the rights to receive default rate interest and post-petition interest (if any), will be deemed satisfied by the distributions under the Plan to holders of such Claims (i.e., holders of Senior Note Claims and Subordinated Note Claims) and such rights will be deemed waived, released, discharged, and terminated as of the Consummation Date, and all actions related to the enforcement of such rights will be permanently enjoined. Distributions under the Plan will not be subject to levy, garnishment, attachment, or like legal process by any holder of a Claim, including, but not limited to, holders of Senior Note Claims and Subordinated Note Claims, by reason of any claimed subordination rights or otherwise, so that each holder of a Claim will have and receive the benefit of the distributions in the manner set forth in the Plan.

      Pursuant to Fed. R. Bankr. P. 9019 and in consideration for the distributions and other benefits provided under the Plan, the provisions of
Article XII.E of the Plan will constitute a good faith compromise and settlement of all claims or controversies relating to the termination of all contractual, legal and equitable subordination, "make-whole" or similar rights (including rights, if any, to receive post-petition or default interest) that any holder of a Claim, including, but not limited to, a holder of a Senior Note Claim or Subordinated Note Claim, may have with respect to any Allowed Claim, or any distribution to be made on account of an Allowed Claim. The entry of the Confirmation Order will constitute the Bankruptcy Court's approval of the compromise or settlement of all such claims or controversies, including, without limitation, the compromise and settlement embodied in the Plan's treatment of Allowed Senior Note Claims, Allowed L/C Bank Claims, and Allowed Subordinated Note Claims, as described in Article III.C.2 of the Plan, and the Bankruptcy Court's finding that such compromises and settlements are fair, equitable, and reasonable, and in the best interests of the Debtors, their Estates, and all affected Claim holders, including holders of Senior Note Claims and holders of Subordinated Note Claims.

D.  BAR DATES FOR CERTAIN CLAIMS

      1.  Administrative Claims

      The Confirmation Order will establish an Administrative Claims Bar Date for filing Administrative Claims (except for Professional Fees and the expenses of the members of the Creditors' Committee), which date will be 45 days after the Confirmation Date. Holders of asserted Administrative Claims, except for Professional Fees and the expenses of the members of the Creditors' Committee, not paid prior to the Confirmation Date must submit proofs of Claim on or before such Administrative Claims Bar Date or be forever barred from doing so. The notice of Confirmation to be delivered pursuant to Fed. R. Bankr. P. 3020(c) and 2002(f) will set forth such date and constitute notice of this Administrative Claims Bar Date. The Debtors, or Reorganized MAWS, as the case may be, will have 45 days (or such longer period as the Bankruptcy Court may allow) following the Administrative Claims Bar Date to review and object to such Administrative Claims before a hearing for determination of allowance of such Administrative Claims.

      2.  Professional Fee Claims; Substantial Contribution Claims

      All parties requesting compensation or reimbursement of Professional Fees pursuant to sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered to the Debtors prior to the Consummation Date (including requests under section 503(b)(4) of the Bankruptcy Code by any Professional or other entity for making a substantial contribution in the Chapter 11 Cases) must file and serve on Reorganized MAWS and counsel for Reorganized MAWS an application for final allowance of compensation and reimbursement of expenses no later than 45 days after the Consummation Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed and served on Reorganized MAWS, counsel for Reorganized MAWS, and the requesting Professional or other entity no later than 45 days (or such longer period as the Bankruptcy Court may allow) after the date on which the applicable application for compensation or reimbursement was served.

E.  MODIFICATIONS AND AMENDMENTS

      The Debtors may alter, amend, or modify the Plan or any Exhibits thereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date. After the Confirmation Date and prior to substantial consummation of the Plan as defined in section 1101(2) of the Bankruptcy Code, the Debtors may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement approved with respect to the Plan, or the Confirmation Order, and such matters as may be necessary to carry out the purpose and effect of the Plan so long as such proceedings do not adversely affect the treatment of holders of Claims or Interests under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Federal Rules of Bankruptcy Procedure or order of the Bankruptcy Court.

F.  RETENTION OF JURISDICTION

      Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order and occurrence of the Consummation Date, the Bankruptcy Court will, to the fullest extent permitted by law, retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the Plan, as more fully set forth in the Plan.


                        V. CONFIRMATION OF THE PLAN

      The Bankruptcy Court may confirm the Plan only if it determines that the Plan complies with the technical requirements of Chapter 11, including, among other things, that (a) the Plan has properly classified Claims and Interests, (b) the Plan complies with applicable provisions of the Bankruptcy Code, (c) the Debtors have complied with applicable provisions of the Bankruptcy Code, (d) the Debtors have proposed the Plan in good faith and not by any means forbidden by law, (e) disclosure of "adequate information" as required by section 1125 of the Bankruptcy Code has been made, (f) the Plan has been accepted by the requisite votes of all classes of creditors (except to the extent that "cramdown" is available under section 1129(b) of the Bankruptcy Code), (g) the Plan is in the "best interests" of all holders of Claims or Interests in an Impaired Class (see
Section V.C. below), (h) all fees and expenses payable under 28 U.S.C. ss. 1930, as determined by the Bankruptcy Court at the Confirmation Hearing, have been paid or the Plan provides for the payment of such fees on the Consummation Date, and (i) the Plan provides for the continuation after the Consummation Date of all retiree benefits, as defined in section 1114 of the Bankruptcy Code, at the level established at any time prior to Confirmation pursuant to sections 1114(e)(1)(B) or 1114(g) of the Bankruptcy Code, for the duration of the period that the Debtors have obligated themselves to provide such benefits.

A.  VOTING REQUIREMENTS

      Under the Bankruptcy Code, only Classes of Claims and Interests that are "impaired" (as that term is defined in section 1124 of the Bankruptcy
Code) under the Plan are entitled to vote to accept or reject the Plan. A Class is impaired if the legal, equitable or contractual rights to which the holders of Claims or Interests are entitled are modified, other than by curing defaults and reinstating the debt. Pursuant to sections 1126(f) and
(g) of the Bankruptcy Code, Classes of Claims and Interests that are not impaired are conclusively presumed to have accepted the Plan and are not entitled to vote on the Plan, and Classes of Claims and Interests whose holders will receive or retain no property under the Plan are deemed to have rejected the Plan and are not entitled to vote on the Plan. The classification of Claims and Interests is summarized, together with notations as to whether each Class of Claims or Interests is Impaired or Unimpaired, under the caption "Summary of the Plan -- Certain Matters Regarding Classification and Treatment of Claims and Interests." Additional information regarding voting is contained in the instructions accompanying the Ballots.

      This Disclosure Statement and the appropriate Ballot are being distributed to all holders of Claims who are entitled to vote on the Plan. There is a separate Ballot designated for each Class of Claims in order to facilitate vote tabulation; however, all Ballots are substantially similar in form and substance and the term "Ballot" is used without intended reference to the Ballot of any specific Class of Claims.

      Each Impaired Class of Claims that will (or may) receive or retain property or any interest in property under the Plan is entitled to vote to accept or reject the Plan. Ballots will be cast and tabulated on a consolidated basis, in accordance with the expected substantive consolidation of the Debtors' Chapter 11 Cases. Each Unimpaired Class of Claims is deemed to have accepted the Plan and is not entitled to vote to accept or reject the Plan. Because holders of Class 6 Fines, Penalties, and Punitive Damages Claims, Class 7 Securities Claims, Class 8 Intercompany Claims, and Class 9 Equity Securities are not entitled to receive or retain any property under the Plan, Classes 6, 7, 8, and 9 are presumed to have rejected the Plan and, therefore, are not entitled to vote on the Plan.

      An Impaired Class of Claims will have accepted the Plan if (a) the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (b) the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan.

B.  CONFIRMATION WITHOUT ACCEPTANCE OF ALL IMPAIRED CLASSES "CRAMDOWN"

      The Debtors will request Confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code, and they have reserved the right to modify the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

      Section 1129(b) of the Bankruptcy Code provides that a plan can be confirmed even if it is not accepted by all impaired classes of Claims and Interests, as long as at least one impaired Class of Claims has accepted it. The Bankruptcy Court may confirm the Plan notwithstanding the rejection of an Impaired Class of Claims or Interests if the Plan "does not discriminate unfairly" and is "fair and equitable" as to each Impaired Class that has rejected, or is deemed to have rejected, the Plan.

      A plan does not discriminate unfairly within the meaning of the Bankruptcy Code if a rejecting Impaired class is treated equally with respect to other classes of equal rank. A plan is fair and equitable as to a class of secured claims that rejects such plan if, among other things, the plan provides (a) (i) that the holders of claims in the rejecting class retain the liens securing those claims, whether the property subject to those liens is retained by the debtor or transferred to another entity, to the extent of the allowed amount of such claims and (ii) that each holder of a claim of such class receives on account of that claim deferred cash payments totalling at least the allowed amount of that claim, of a value, as of the effective date of the plan, of at least the value of the holder's interest in the estate's interest in such property; (b) for the sale, subject to section 363(k) of the Bankruptcy Code, of any property that is subject to the liens securing the claims included in the rejecting class, free and clear of the liens, with the liens to attach to the proceeds of the sale, and the treatment of the liens on proceeds under clause (a) or
(c) of this subparagraph; or (c) for the realization by such holders of the indubitable equivalent of such claims.

      A plan is fair and equitable as to a class of unsecured claims that rejects a plan, if, among other things, the plan provides (a) that each holder of a claim in the rejecting class will receive or retain on account of that claim property that has a value, as of the effective date of the plan, equal to the allowed amount of such claim; or (b) that no holder of a claim or interest that is junior to the claims of such rejecting class will receive or retain under the Plan any property on account of such junior claim or interest.

      A plan is fair and equitable as to a class of equity interests that rejects a plan if the plan provides (a) that each holder of an interest included in the rejecting class receive or retain on account of that interest property that has a value, as of the effective date of the plan, equal to the greatest of the allowed amount of any fixed liquidation preference to which such holder is entitled, any fixed redemption price to which such holder is entitled, or the value of such interest; or (b) that no holder of an interest that is junior to the interest of such rejecting class will receive or retain under the Plan any property on account of such junior interest.

      As described above, holders of Claims and Interests in Classes 6, 7, 8 and 9 will not receive or retain property under the Plan on account of their Claims and Interests in such Classes. Accordingly, under section 1126(g) of the Bankruptcy Code, such classes are presumed to have rejected the Plan. The Debtors (a) intend to request confirmation of the Plan under section 1129(b) of the Bankruptcy Code notwithstanding the deemed rejection of the Plan by Classes 6, 7, 8 and 9 and (b) reserve the right to seek confirmation of the Plan under section 1129(b) of the Bankruptcy Code notwithstanding the rejection of the Plan by other classes of Claims.

      The Debtors believe that the Plan may be confirmed pursuant to the above-described "cramdown" provisions, over the dissent of certain Classes of Claims and Interests, in view of the treatment proposed for such Classes. The Debtors believe that the treatment under the Plan of the holders of Claims and Interests in Classes 6, 7, 8 and 9 will satisfy the "fair and equitable" test since, although no distribution will be made in respect of Claims and Interests in such Classes and, as a result, such Classes will be deemed to have rejected the Plan, no Class junior to such non-accepting Classes will receive or retain any property under the Plan. In addition, the Debtors do not believe that the Plan unfairly discriminates against any dissenting Class because all dissenting Classes of equal rank are treated equally under the Plan.

C.  BEST INTERESTS TEST

      Under section 1129(a)(7) of the Bankruptcy Code (the so-called "Best Interests Test"), to confirm the Plan the Bankruptcy Court must determine that, with respect to each impaired Class of Claims or Interests, each holder of an impaired Claim or Interest in such Class either (i) has accepted the plan or (ii) will receive or retain property of a value, as of the effective date of the Plan, not less than the amount that such holder would receive or retain on account of such Claim or Interest if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code. Accordingly, the Debtors and their advisors have considered the effect that conversion of the Chapter 11 Cases to Chapter 7 would have on distributions to various Classes of Claims and Interests. The comparison of recoveries for Impaired Classes indicates that recoveries under the Plan are at least equal to, and in some cases better than, those expected in a liquidation under Chapter 7, therefore satisfying the Best Interests Test. See "-- Chapter 7 Liquidation Analysis."

D.  CHAPTER 7 LIQUIDATION ANALYSIS

      As noted above, the Debtors believe that under the Plan all holders of Impaired Claims and Impaired Interests will receive property with a value not less than the value such holder would receive in a liquidation of the Debtors under Chapter 7 of the Bankruptcy Code. To estimate the likely returns to holders of Claims and Interests in a Chapter 7 liquidation, the Debtors determined the amount of liquidation proceeds that would be available for distribution to, and the allocation of such proceeds among, the Classes of Claims and Interests based on their relative priority. In conducting this analysis, the Debtors were assisted by Deloitte & Touche, LLP, accountants and financial advisors to the Debtors.

      The relative priority of distribution of liquidation proceeds with respect to any Claim or Interest depends on (i) its status as secured, priority unsecured or nonpriority unsecured and (ii) its relative subordination (including both contractual subordination, e.g., as is provided for in the Subordinated Notes and statutory subordination, e.g., as is required with respect to the Class 7 Securities Claims by section 510(b) of the Bankruptcy Code. In view of the expected substantive consolidation of the Debtors' Estates, a consolidated liquidation analysis is appropriate.

      In general, liquidation proceeds would be allocated in the following priority: (i) first, to the Claims of secured creditors to the extent of the value of their collateral; (ii) second, to the costs, fees and expenses of the liquidation, as well as other administrative expenses of the Debtors' Chapter 7 cases, including tax liabilities incurred in the Chapter 7 cases; (iii) third, to the unpaid Administrative Claims of the Debtors' Chapter 11 Cases; (iv) fourth, to Priority Tax Claims and other Claims entitled to priority in payment under section 507 of the Bankruptcy Code; and (v) fifth, to Unsecured Claims. Here, the allocation of the liquidation proceeds to holders of Allowed Unsecured Claims must also give effect to the (1) contractual subordination of the Claims of Subordinated Note Holders to the Allowed Claims of the Senior Note Holders and the L/C Banks (which is authorized under section 510(a) of the Bankruptcy Code) and (2) the statutorily mandated subordination of the Class 7 Securities Claims pursuant to section 510(b) of the Bankruptcy Code. As described more fully below, the Debtors' management estimates that, based on the priorities outlined above, it is highly unlikely that the proceeds remaining after satisfaction of all Administrative Claims, Priority Tax Claims, Other Priority Claims, and Secured Claims would be sufficient to satisfy all Unsecured Claims.

      In reaching this conclusion, the Debtors and their advisors made a number of assumptions, which are set forth below, and estimates regarding anticipated differences in expenses, fees, asset recoveries, claims litigation and settlements, recoveries on rates, deposits and escrows, and total claims filed that could occur if the Debtors' Chapter 11 Cases were converted to Chapter 7 liquidation.

      These estimates and assumptions are inherently subject to significant uncertainties and contingencies, many of which would be beyond the control of the Debtors. Accordingly, there can be no assurance as to values that would actually be realized in a Chapter 7 liquidation, nor can there be any assurance that a Bankruptcy Court would accept the Debtors' conclusions or concur with such assumptions in making its determinations under section 1129(a)(7) of the Bankruptcy Code.

      1.  Assumptions

      The following general assumptions were used in formulating the liquidation analysis:

            a. Under section 704 of the Bankruptcy Code, a Chapter 7 trustee is required to, among other things, collect and convert the property of the debtor's estate to cash and close the estate as expeditiously as is compatible with the best interests of the parties in interest. Solely for purposes of preparing this liquidation analysis, it is assumed that the Debtors' Chapter 11 Cases would be converted to Chapter 7 liquidation cases on September 30, 1997, the anticipated Consummation Date of the Plan.

            b. In addition to the expenses of the Chapter 11 Cases, there would be certain actual and contingent liabilities and expenses for which provision would be required in a Chapter 7 liquidation before distributions could be made to creditors, including the compensation of a bankruptcy trustee, as well as compensation of counsel and of other professionals retained by such trustee, asset disposition expenses, applicable taxes, litigation costs and all unpaid Administrative Claims incurred by the Debtors during the Chapter 11 Cases that are Allowed in the Chapter 7 cases. For the reasons outlined in subparagraph (c) below, the Debtors assumed that the fees and expenses of a trustee and its professionals would materially exceed the fees and expenses expected to be incurred for the Plan Administrator and its professionals.

            c. On average, the Debtors assumed that Disputed Claims would be settled for higher amounts and accounts receivable would be collected at lower rates in a Chapter 7 liquidation, primarily because (i) the Chapter 7 trustee would lack the institutional knowledge of the facts and circumstances underlying such Claims, (ii) no current employees would be available to assist the trustee in obtaining such knowledge, and (iii) the Plan Committee, and the knowledge its members have developed during the pendency of the Chapter 11 Cases, would not be available to the trustee, as it would to the Plan Administrator. Additionally, because a Chapter 7 trustee is statutorily obligated to act more expeditiously than Reorganized MAWS is in closing the estate, there could be additional pressure on a Chapter 7 trustee to settle, rather than litigate, various Claims and lawsuits on terms less favorable than Reorganized MAWS or the Plan Administrator could achieve.

            d. On average, a Chapter 7, trustee would be less successful in obtaining the prompt return of millions of dollars in deposits and escrows, and realizing on the Debtors' remaining non-Cash assets (including tax refunds and adjustments from USA Waste) primarily for the reasons set forth in subparagraph (c) above.

            e. Initial distributions in a Chapter 7 liquidation scenario would not be made until approximately 6 months after conversion of the Cases to Chapter 7, resulting in significant additional accrual of post-petition interest on the Senior Notes, to the detriment of holders of the Subordinated Notes in Class 4-B.

      2.  Distributions; Absolute Priority

      Under a Chapter 7 liquidation, all secured claims are required to be satisfied from the proceeds of the collateral securing such claims before any such proceeds would be distributed to any other creditors. The Debtors' liquidation analysis assumes the application of the rule of absolute priority of distributions with respect to the remaining proceeds of the Debtors, as well as application of contractual and statutory subordination. Under that scenario, no junior creditor receives any distribution until all senior creditors are paid in full. To the extent that proceeds remain after satisfaction of all Secured Claims, the proceeds would first be distributed to the holders of Administrative Claims, Priority Tax Claims and Other Priority Claims, with the balance being made available to satisfy, first, other nonpriority, unsecured Claims and, last, Interests. Pursuant to section 510(a) of the Bankruptcy Code, the subordination agreements between holders of Class 4 Group 4-B Claims (Subordinated Notes) and holders of Claims in Class 4 Group 4-A (Senior Note Claims and L/C Bank Contingent Claims) would be enforceable, and holders of Claims in Class 4 Group 4-A would be entitled to be paid in full in accordance with the terms of their agreements before holders of Subordinated Notes would be entitled to receive and retain any distribution. Claims in Class 7 would be statutorily subordinated. Based on the liquidation assumptions of the Debtors' management, the Debtors believe that the liquidation and distribution of the Debtors' assets in a Chapter 7 Case would (i) be sufficient to fully pay all Secured Claims, Administrative Claims, Priority Tax Claims, Other Priority Claims, Senior Note Claims, and L/C Bank Contingent Claims (as is true under the Plan), (ii) be insufficient to afford a distribution to holders of Fines, Penalties and Punitive Damages Claims, Securities Claims, Intercompany Claims, and Equity Securities Interests (as is true under the
Plan), and (iii) afford holders of Subordinated Notes Claims and General Unsecured Claims a smaller distribution then they will receive under the Plan.

      3.  Conclusion

      In summary, the Debtors believe that a Chapter 7 liquidation of the Debtors would result in a substantial diminution in the value to be realized by the holders of certain Claims and delay in making distributions to all Classes of Claims entitled to a distribution. The Debtors believe that the holders of Unsecured Claims in Class 4 Group 4-B in particular would receive significantly less value in a liquidation of the Debtors under Chapter 7 of the Bankruptcy Code. The Debtors also believe that holders of Claims in Class 4 Group 4-C also would receive less in Chapter 7 than under the Plan. Finally, the Debtors believe that holders of Claims and Interests in other Classes would fare the same in a Chapter 7 liquidation as under the Plan. Consequently, the Debtors believe that the Plan satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code.

E.  CONDITIONS TO CONFIRMATION

      The following are conditions precedent to confirmation of the Plan:

      1. The Bankruptcy Court must have entered an order approving the Disclosure Statement with respect to the Plan as containing adequate information within the meaning of section 1125 of the Bankruptcy Code.

      2. The Substantive Consolidation Order, which may be the Confirmation Order, must be in form and substance reasonably acceptable to the Debtors and the Creditors' Committee and must been entered by the Bankruptcy Court prior to or contemporaneously with the Confirmation Order.

F.  CONDITIONS TO CONSUMMATION DATE

      The following are conditions precedent to the occurrence of the Consummation Date, each of which may be satisfied or waived in accordance with Article IX.C of the Plan:

      1. The Confirmation Date must have occurred and the Confirmation Order, in form and substance reasonably acceptable to the Debtors and the Creditors' Committee, confirming the Plan, as the same may have been modified, must have been entered and must, among other things, provide that:

            a. the Debtors, Reorganized MAWS, the Plan Committee, and the Plan Administrator are authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the instruments, releases, and other agreements or documents created in connection with the Plan;

            b. the provisions of the Confirmation Order are nonseverable and mutually dependent;

            c. all executory contracts or unexpired leases assumed and assigned by the Debtors during the Chapter 11 Cases or under the Plan will remain in full force and effect for the benefit of the assignee(s) thereof, notwithstanding any provision in such contract or lease (including those described in sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits such assignment or transfer or that enables, permits or requires termination of such contract or lease; and

            d. the waivers, exculpations, and injunctions described in
Article XII of the Plan are approved.

      2. The Plan Administrator Agreement must have been executed and be in full force and effect.

      3. The Confirmation Order shall have become a Final Order.

G.  WAIVER OF CONDITIONS

      The conditions set forth in Articles IX.A and IX.B of the Plan, except that set forth in Article IX.A.1 with respect to entry of an order approving the Disclosure Statement, can be waived in whole or in part by the Debtors, with the consent of the Creditors' Committee, without further notice or a hearing.

H.  ALTERNATIVES IF THE PLAN IS NOT CONSUMMATED

      Since the Debtors have no ongoing operations, the alternatives to the Plan are very limited and not likely to benefit creditors. Although the Debtors could theoretically file a new plan of reorganization, the most likely result if the Plan is not confirmed and consummated is that the Chapter 11 Cases will be converted to cases under Chapter 7 of the Bankruptcy Code. The Debtors believe that conversion of these Chapter 11 Cases to Chapter 7 would result in (1) significant delay in distributions to all creditors who would have received a distribution under the Plan and
(2) diminished recoveries for certain classes of creditors, particularly holders of Class 4 Claims in Group 4-B and, to a lesser extent, holders of Class 4 Claims in Group 4-C.


               VI. CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

      THE FOLLOWING DISCUSSION SUMMARIZES CERTAIN OF THE SIGNIFICANT FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS PROPOSED IN THE PLAN TO THE DEBTORS AND TO THE HOLDERS OF CLAIMS. THIS DISCUSSION IS PROVIDED FOR INFORMATIONAL PURPOSES ONLY AND IS BASED ON THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "TAX CODE"), THE TREASURY REGULATIONS PROMULGATED THEREUNDER, JUDICIAL AUTHORITY AND CURRENT ADMINISTRATIVE RULINGS AND PRACTICE, ALL OF WHICH ARE SUBJECT TO CHANGE, POSSIBLY WITH RETROACTIVE EFFECT. THE SUMMARY DOES NOT ADDRESS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER OF A CLAIM IN LIGHT OF ITS INDIVIDUAL INVESTMENT CIRCUMSTANCES OR TO CERTAIN TYPES OF HOLDERS OF CLAIMS SUBJECT TO SPECIAL TREATMENT UNDER THE TAX CODE, SUCH AS FOREIGNERS, FINANCIAL INSTITUTIONS, BROKER-DEALERS, LIFE INSURANCE COMPANIES AND TAX-EXEMPT ORGANIZATIONS. IT ALSO DOES NOT DISCUSS ANY ASPECTS OF STATE, LOCAL, OR FOREIGN TAXATION. IN ADDITION, A SUBSTANTIAL AMOUNT OF TIME MAY ELAPSE BETWEEN THE CONFIRMATION DATE AND THE RECEIPT OF A FINAL DISTRIBUTION UNDER THE PLAN. EVENTS SUBSEQUENT TO THE DATE OF THIS DISCLOSURE STATEMENT, SUCH AS THE ENACTMENT OF ADDITIONAL TAX LEGISLATION, COURT DECISIONS OR ADMINISTRATIVE CHANGES, COULD AFFECT THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN AND THE TRANSACTIONS CONTEMPLATED THEREUNDER. NO RULING WILL BE SOUGHT FROM THE INTERNAL REVENUE SERVICE (THE "SERVICE") WITH RESPECT TO ANY OF THE TAX ASPECTS OF THE PLAN AND NO OPINION OF COUNSEL HAS HERETOFORE BEEN OBTAINED BY THE DEBTORS WITH RESPECT THERETO. ACCORDINGLY, EACH HOLDER OF A CLAIM IS STRONGLY URGED TO CONSULT WITH HIS OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PLAN.

A.  FEDERAL INCOME TAX CONSEQUENCES TO THE DEBTORS

      1.  Asset Dispositions

      On April 1, 1997, the Debtors sold substantially all of their assets to USA Waste pursuant to the Asset Purchase Agreement. This transaction will result in a significant net gain to the Debtors, but the Debtors believe, based on preliminary computations, that net operating loss carryovers ("NOLs") and other deductions available for regular federal income tax purposes will be more than sufficient to offset all of such gain. However, as discussed below under "Alternative Minimum Tax", it is likely that the Debtors will have to pay at least 2% federal income tax on their taxable income prior to reduction for NOLs.

      2.  Cancellation of Indebtedness Income

      In general, the Debtors will realize cancellation of indebtedness ("COD") income to the extent that a creditor receives an amount of consideration in respect of its Claim that is less than the amount of such Claim. For this purpose, the amount of consideration received by a creditor in exchange for its Claim will equal the amount of Cash received by such creditor. Because debts that arise prior to confirmation of a liquidating chapter 11 plan are not formally discharged under the Bankruptcy Code, it is uncertain when such debts, if not paid in full, would be treated as discharged for federal income tax purposes. If the Debtors are treated as realizing COD income, however, such income however, should be excluded under Section 108(a) of the Tax Code. If the Debtors exclude COD income under Section 108(a) of the Tax Code, under Section 108(b) of the Tax Code, the Debtors will be required to reduce their NOLs and certain other tax attributes by the amount of COD not included in taxable income. Such reduction occurs, however, only as of the beginning of the taxable year following the year of the discharge. To the extent that the Debtors' NOLs are used to offset gain from asset dispositions in the 1997 taxable year, such NOLs would not be subject to reduction as a consequence of any exclusion of COD. If the COD exclusion were to exceed the amount of the Debtors' remaining NOLs, then the Debtors would be required to reduce the tax basis of their remaining assets, if any, by the amount of such excess, but such reduction in tax basis should be limited to the excess of the aggregate tax basis of the Debtors' assets immediately after the discharge over the aggregate of the liabilities of the Debtors immediately after the discharge. If the remaining COD exclusion were to exceed the amount of tax basis and other tax attributes available to be reduced, such remaining COD would still be excluded from income.

      3.  Utilization of NOLs

      Although the Debtors will recognize income in connection with the sale of substantially all of their assets, the Debtors believe that they will have sufficient available NOLs and/or current year losses to offset such income (subject to a possible federal alternative minimum tax). In addition, the Debtors believe that any remaining NOLs not utilized to offset income recognized in connection with such asset sale should be available to offset any income recognized to the Debtors after the Confirmation Date. However, there is no assurance that the Service would not take a contrary position. In particular, given the lack of authoritative guidance as to the survival and utilization of NOLs in the context of a liquidating Chapter 11 plan and under the particular facts and circumstances of the Debtors' cases, there is a risk that the Debtors' NOLs and any losses incurred through the end of the taxable year in which the Plan is confirmed would not be available to offset any income recognized by the Debtors in future taxable years.

      4.  Alternative Minimum Tax

      Alternative minimum tax ("AMT") must be paid by a corporation when and to the extent that its liability for AMT exceeds its regular tax liability. AMT is equal to 20% of alternative minimum tax income ("AMTI") less certain allowable credits. AMTI generally equals regular taxable income, increased or decreased by certain adjustments and preference items. However, only 90% of AMTI can be offset with AMT NOLs. AMT liability, regardless of the amount of available AMT NOLs, will be at least 20% of the 10% of AMTI that cannot be offset with AMT NOL carryovers. Therefore, despite the Debtors' substantial NOLs, it is likely that the Debtors will have to pay at least 2% federal income tax on their taxable income prior to reduction for NOLs.

B.  FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF CLAIMS

      The federal income tax consequences of the Plan to holders of Claims will depend, among other things, on the origin of the Claim, whether the holder reports income on the accrual or cash method of accounting, and whether the holder has taken a bad debt deduction with respect to its Claim. The Plan provides that certain holders of Claims may receive Cash in exchange for their Claims. Generally, a holder of Claim who receives Cash will be required to recognize ordinary income to the extent that the amount received is attributable to interest that has been accrued while in its hands (to the extent not previously taken into income by such holder of a Claim). In addition, a holder of a Claim who receives Cash pursuant to the Plan in exchange for his Claim generally should recognize gain or loss equal to the difference, if any, between the amount of such Cash (other than the portion thereof attributable to accrued interest) and the holder's adjusted tax basis in the Claim. The character of any gain or loss recognized by a holder of a Claim as capital or ordinary gain or loss and, in the case of capital gain or loss, as short-term or long-term, will depend on a number of factors, including, but not limited to: (i) the nature of origin of the Claim; (ii) the tax status of the holder of the Claim; (iii) whether the holder is a financial institution; (iv) whether the Claim is a capital asset in the hands of the holder; (v) whether the Claim has been held for more than one year; and (vi) the extent to which the holder previously claimed a loss or bad debt deduction.

      In addition, a substantial amount of time may elapse between the Confirmation Date and the receipt by holders of Claims of a final distribution under the Plan. Both the timing and the ultimate amount of the final distribution are uncertain. Accordingly, the delay in the receipt of final distribution may defer the recognition of a loss to holders of Claims. Holders of Claims should consult their own tax advisors to determine the federal income tax consequences to them of the receipt of distributions under the Plan.

C.  INFORMATION REPORTING AND BACKUP WITHHOLDING

      Under the backup withholding rules of the Tax Code, holders of Claims may be subject to backup withholding at the rate of 31 percent with respect to payments made pursuant to the Plan unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) provides a correct taxpayer identification number and certifies under penalties of perjury that the taxpayer identification number is correct and that it is not subject to backup withholding due to a failure to report all dividends and interest. Any amount withheld under these rules will be credited against the holder's federal income tax liability. Holders of Claims may be required to establish an exemption from backup withholding or to make arrangements with respect to the payment thereof.

      THE FOREGOING IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX ASPECTS OF THE PLAN AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. THE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF THE PLAN ARE COMPLEX AND, IN MANY AREAS, UNCERTAIN. ACCORDINGLY, EACH HOLDER OF A CLAIM IS STRONGLY URGED TO CONSULT HIS OWN TAX ADVISOR.


                          VII. VOTING REQUIREMENTS

      On July __, 1997, the Bankruptcy Court entered an order (the "Procedures Order"), among other things, approving this Disclosure Statement, setting voting procedures, scheduling the hearing on confirmation of the Plan, and approving the notice of the confirmation hearing and certain related matters (the "Confirmation Hearing Notice"). A copy of the Confirmation Hearing Notice is enclosed with this Disclosure Statement. It sets forth in detail, among other things, procedures governing voting deadlines and objection deadlines. The Confirmation Hearing Notice and the instructions attached to the Ballot, if any, accompanying this Disclosure Statement should be read in connection with this section of this Disclosure Statement.

      If you have any questions about the Voting procedure for voting your Claim or the packet of material you received, please contact the Voting
Agent:

                             Donlin, Recano & Co., Inc.
                             419 Park Avenue South, Suite 1206
                             New York, New York  10016
                             (212) 481-1411

      If you wish to obtain an additional copy of the Plan, this Disclosure Statement, or any exhibits to such documents, at your own expense, unless otherwise specifically required by Fed. R. Bankr. P. 3017(d), please contact the Voting Agent.

A.  SPECIAL NOTE FOR HOLDER OF SECURITIES

      The record date for determining which holders of public securities of the Debtors (the "Securities") are entitled to vote on the Plan is July __, 1997. The indenture trustees, agents, or servicers, as the case may be, for the Securities will not vote on behalf of the holders of such Securities. Holders must submit their own Ballots.

      1.  Beneficial Owners

            a. Any beneficial owner holding Securities as record holder in it own name should vote on the Plan by completing and signing the enclosed Ballot and returning it directly to the Voting Agent on or before the Voting Deadline using the enclosed self-addressed, stamped envelope.

            b. Any beneficial owner holding Securities in "street name" through a brokerage firm, bank, trust company, or other nominee should vote on the Plan by one of the following two methods:

                  i. Complete and sign the enclosed beneficial owner Ballot. Return the Ballot to your nominee as promptly as possible and in sufficient time to allow such nominee to process the Ballot and return it to the Voting Agent by the Voting Deadline. If no self-addressed, stamped envelope was enclosed for this purpose, contact the Voting Agent for instructions; or

                  ii. Complete and sign the Pre-Validated Ballot (as defined below) provided to you by your bank, brokerage firm, trust company or other nominee. Return the Pre-Validated Ballot to the Voting Agent by the Voting Deadline using the return envelope provided in the Solicitation Package.

      Any Ballot returned to a nominee by a beneficial owner will not be counted for purposes of acceptance or rejection of the Plan until such nominee properly completes and delivers to the Voting Agent a master ballot (the "Master Ballot") that reflects the vote of such beneficial owner.

      If any beneficial owner owns Securities through more than one broker, bank, or other nominee, such beneficial owner may receive multiple mailings containing the Ballots. Each such beneficial owner should execute a separate Ballot for each block of Securities that it holds through any particular nominee and return each Ballot to the respective nominee in the return envelope provided therewith. Beneficial owners who execute multiple Ballots with respect to Securities held through more than one nominee must indicate on each Ballot the names of ALL such other nominees and the additional amounts of such Securities so held and voted. If a beneficial owner holds a portion of the Securities through a nominee and another portion as a record holder, such owner should follow the procedures described in subparagraph (1) (a) above to vote the portion held of record and the procedures described in subparagraph (1) (b) above to vote the portion held through a nominee or nominees.

      2.  Brokerage Firm, Banks, And Other Nominees

      An entity (other than a beneficial owner) which is the registered holder of Securities should vote on behalf of the beneficial owners of such Securities by (i) immediately distributing a copy of the Disclosure Statement and accompanying materials, all appropriate Ballots, and self-addressed return envelopes to all beneficial owners for whom it holds such Securities, (ii) collecting completed Ballots from its beneficial owners, and (iii) completing a Master Ballot compiling the votes and other information from the Ballots so collected, and (iv) transmitting such Master Ballot to the Voting Agent on or before the Voting Deadline. Such entity may also pre-validate a ballot by completing all information to be entered on the Ballot (the "Pre-Validated Ballot") and forwarding the Pre-Validated Ballot to the beneficial owner for voting. A proxy intermediary acting on behalf of a brokerage firm or bank may follow the procedures outlined in the preceding sentence to vote on behalf of such party.

B.  FIDUCIARIES AND OTHER REPRESENTATIVES

      If a Ballot is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or another acting in a fiduciary or representative capacity, such person should indicate such capacity when signing and, unless otherwise determined by the Debtors, must submit proper evidence satisfactory to the Debtors of authority to so act. Authorized signatories should submit separate Ballots for each beneficial owner for whom they are voting.

      UNLESS THE BALLOT OR MASTER BALLOT BEING FURNISHED IS TIMELY SUBMITTED TO THE VOTING AGENT ON OR PRIOR TO THE VOTING DEADLINE, SUCH BALLOT WILL NOT BE COUNTED.

C.  PARTIES IN INTEREST ENTITLED TO VOTE

      Under section 1124 of the Bankruptcy Code, a class of claims or interests is deemed to be "impaired" under a plan unless (i) the plan leaves unaltered the legal, equitable, and contractual rights to which such claim or interest entitles the holder thereof or (ii) notwithstanding any legal right to an accelerated payment of such claim or interest, the plan cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy) and reinstates the maturity of such claim or interest as it existed before the default.

      In general, a holder of a claim or interest may vote to accept or to reject a plan if (i) the claim or interest is "allowed," which means generally that no party in interest has objected to such claim or interest, and (ii) the claim or interest is impaired by the Plan. If, however, the holder of an impaired claim or interest will not receive or retain any distribution under the plan in respect of such claim or interest, the Bankruptcy Code deems such holder to have rejected the plan, and, accordingly, holders of such claims and interests do not actually vote on the Plan. If a claim or interest is not impaired by the Plan, the Bankruptcy Code deems the holder of such claim or interest to have accepted the plan and, accordingly, holders of such claims and interests do not actually vote on the Plan.

      Any Claim as to which an objection has been timely filed and has not been withdrawn or dismissed is not entitled to vote, unless the Bankruptcy Court, pursuant to Fed. R. Bankr. P. 3018(a), upon application of the holder of the Claim with respect to which there has been objection, temporarily allows the Claim in an amount that the Bankruptcy Court deems proper for the purpose of accepting or rejecting the Plan. The procedures for seeking such temporary allowance are set forth in the Procedures Order. The Procedures Order also sets forth assumptions and procedures for tabulating Ballots that are not completed fully or correctly.

      A vote may be disregarded if the Bankruptcy Court determines, pursuant to section 1126(e) of the Bankruptcy Code, that it was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

D.  CLASSES IMPAIRED UNDER THE PLAN

      The following Classes of Claims are Impaired under the Plan and are entitled to vote on the Plan. Class 3 Secured Claims; Class 4 Unsecured Claims; and Class 5 L/C Bank Contingent Claims.

      Class 6 Fines, Penalties and Punitive Damages Claims, Class 7 Securities Claims, Class 8 Intercompany Claims, and Class 9 Equity Securities will not receive or retain any distribution or property under the Plan on account of their Claims or Interests. Accordingly, they are presumed, under section 1126(g) of the Bankruptcy Code, to have rejected the Plan, and they are therefore not entitled to vote to accept or reject the Plan.

      All other Classes of Claims are not impaired under the Plan, are deemed, under section 1126(f) of the Bankruptcy Code, to have accepted the Plan, and accordingly are not entitled to vote to accept or reject the Plan. Acceptances of the Plan are being solicited only from those who hold Claims in an Impaired Class whose members will (or may) receive a distribution under the Plan.


                        VIII. ADDITIONAL INFORMATION

      The statements contained herein concerning the provisions of any document are only summaries and are not necessarily complete. Thus, parties interested in a particular provision of a document should read the document itself. Each such statement is qualified in its entirety by such reference to the actual document. All of the Exhibits to the Plan and this Disclosure Statement and other pleadings and orders relating to the Debtors' Chapter 11 Cases are available for inspection during regular business hours (8:00 a.m. to 4:00 p.m. weekdays' (except legal holidays) at the Office of the Clerk of the Court, United States Bankruptcy Court for the District of Delaware, Marine Midland Plaza, 824 Market Street, 5th Floor, Wilmington, Delaware 19801.


                  IX. CONFIRMATION HEARING; OBJECTIONS TO
                        CONFIRMATION; RECOMMENDATION

      This Disclosure Statement was approved by the Bankruptcy Court after notice and a hearing. The Bankruptcy Court has determined that this Disclosure Statement contains information adequate to permit holders of Claims to make an informed judgment about the Plan. Such approval, however, does not mean that the Bankruptcy Court recommends either acceptance or rejection of the Plan.

A.  HEARING ON AND OBJECTIONS TO CONFIRMATION

      1.  Confirmation Hearing

      The hearing on confirmation of the Plan has been scheduled to commence on September 17, 1997, at 9:30 a.m., Eastern Daylight Time, or as soon thereafter as counsel may be heard, before the Honorable Peter J. Walsh, in the United States Bankruptcy Court, Marine Midland Plaza, 824 Market Street, 6th Floor, Wilmington, Delaware 19801. The Confirmation Hearing may be adjourned from time to time by announcing such adjournment in open court or otherwise, all without further notice to parties in interest, and the Plan may be modified by the Debtors pursuant to section 1127 of the Bankruptcy Code prior to, during, or as a result of that hearing, without further notice to parties in interest.

      2.  Date Set For Filing Objections To Confirmation

      Objections, if any, to confirmation of the Plan must be filed with the Bankruptcy Court and received by the parties listed in the Confirmation Hearing Notice no later than 4:00 p.m., Eastern Daylight Time, on September 3, 1997. A copy of the Confirmation Hearing Notice is enclosed with this Disclosure Statement.

B.  RECOMMENDATION

      THE DEBTORS AND THE CREDITORS' COMMITTEE BELIEVE THAT THE CONFIRMATION OF THE PLAN IS IN THE BEST INTERESTS OF THE DEBTORS, THEIR ESTATES, AND THEIR CREDITORS. The Plan provides for an equitable and early distribution to creditors. The Debtors believe that any alternative to confirmation of the Plan, such as liquidation under Chapter 7 or attempts by another party in interest to file a plan, could result in significant delays, litigation, and costs, as well as a reduction in the distributions to holders of certain Classes of Claims, particularly those in Class 4 Group 4-B (Subordinated Note Claims), and delays in making distributions to all creditors. FOR THESE REASONS, THE DEBTORS URGE YOU TO RETURN YOUR BALLOT AND VOTE TO ACCEPT THE PLAN.

Dated:  Wilmington, Delaware
        June 20, 1997

                                MID-AMERICAN WASTE SYSTEMS, INC., et al.,
                                Debtors-in-Possession


                                By:_________________________________________
                                Name:  Gene A. Meredith
                                Title: President and Chief Executive Officer
                                       of Mid-American Waste Systems, Inc.
                                       and the Subsidiaries


SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
Attorneys for Mid-American Waste Systems,
Inc., et al.,
Debtors-in-Possession


By:______________________________________
Alesia Ranney-Marinelli (ID #700)
Lawrence V. Gelber
919 Third Avenue
New York, New York  10022-3897
(212) 735-3000

          -and-

Anthony W. Clark (ID #2051)
P.O. Box 636
One Rodney Square
Wilmington, Delaware 19899
(302) 651-3000





                                   EXHIBIT A

                           JOINT LIQUIDATING PLAN OF
                        REORGANIZATION OF MID-AMERICAN

                     WASTE SYSTEMS, INC. AND SUBSIDIARIES